The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merill Lynch LOGO]                                        [Countrywide(R) LOGO]

[KeyBank LOGO]                   [IXIS LOGO]                  [WELLS FARGO LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $4,115,871,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                  CLASS AM, CLASS AJ, CLASS B, CLASS C, CLASS D

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                        Mortgage Loan Sellers & Sponsors

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Seller

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                         CWCAPITAL ASSET MANAGEMENT LLC
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                              Trustee and Custodian

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            Certificate Administrator

                                FEBRUARY 20, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
IXIS SECURITIES NORTH AMERICA                           BEAR, STEARNS & CO. INC.
KEYBANC CAPITAL MARKETS                           BANC OF AMERICA SECURITIES LLC

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                                     INITIAL        APPROX.      APPROX.
                                   CERTIFICATE       TOTAL     PERCENTAGE     WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE   INITIAL    OF INITIAL      AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL       CREDIT     MORTGAGE        LIFE        WINDOW       DISTRIBUTION
CLASS   FITCH   MOODY'S   S&P       AMOUNT(1)       SUPPORT   POOL BALANCE   (YEARS)(2)   (MONTHS)(2)      DATE(2)      RATE TYPE(3)
------------------------------------------------------------------------------------------------------------------------------------

 A-1     AAA      Aaa     AAA   $     82,771,000    30.000%        1.870%       2.78           1-57       12/12/2011        (3)
 A-2     AAA      Aaa     AAA      [$123,043,000]   30.000%       [2.780]%      4.87          57-60        3/12/2012        (3)
 A-3     AAA      Aaa     AAA      [$170,753,000]   30.000%       [3.858]%      7.68         81-112        7/12/2016        (3)
A-SB     AAA      Aaa     AAA   $    183,225,000    30.000%        4.140%       7.40         60-115       10/12/2016        (3)
 A-4     AAA      Aaa     AAA    [$1,332,561,000]   30.000%      [30.110]%      9.76        115-118        1/12/2017        (3)
A-1A     AAA      Aaa     AAA   $  1,205,615,000    30.000%       27.241%       9.35          1-118        1/12/2017        (3)
 AM      AAA      Aaa     AAA      [$442,566,000]   20.000%      [10.000]%      9.83        118-118        1/12/2017        (3)
 AJ      AAA      Aaa     AAA      [$387,246,000]   11.250%       [8.750]%      9.91        118-119        2/12/2017        (3)
  B       AA      Aa2      AA   $     77,450,000     9.500%        1.750%       9.91        119-119        2/12/2017        (3)
  C      AA-      Aa3     AA-   $     33,192,000     8.750%        0.750%       9.91        119-119        2/12/2017        (3)
  D       A        A2      A    $     77,449,000     7.000%        1.750%       9.91        119-119        2/12/2017        (3)

NON-OFFERED CERTIFICATES(5)

                                     INITIAL        APPROX.      APPROX.
                                   CERTIFICATE       TOTAL     PERCENTAGE     WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE   INITIAL    OF INITIAL      AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL       CREDIT     MORTGAGE        LIFE        WINDOW       DISTRIBUTION
CLASS   FITCH   MOODY'S   S&P       AMOUNT(1)       SUPPORT   POOL BALANCE   (YEARS)(2)   (MONTHS)(2)      DATE(2)      RATE TYPE(3)
------------------------------------------------------------------------------------------------------------------------------------

A-2FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        4.87         57-60        3/12/2012    LIBOR + %(3)
A-3FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        7.68        81-112        7/12/2016    LIBOR + %(3)
A-4FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        9.76       115-118        1/12/2017    LIBOR + %(3)
AM-FL    AAA      Aaa     AAA             [     ]   20.000%      [     ]%        9.83       118-118        1/12/2017    LIBOR + %(3)
AJ-FL    AAA      Aaa     AAA             [     ]   11.250%      [     ]%        9.91       118-119        2/12/2017    LIBOR + %(3)
  E       A-       A3     A-     $    38,725,000     6.125%       0.875%         9.91       119-119        2/12/2017        (3)
  F      BBB+     Baa1    BBB+   $    55,321,000     4.875%       1.250%         9.91       119-119        2/12/2017        (3)
  G      BBB      Baa2    BBB    $    49,789,000     3.750%       1.125%         9.92       119-120        3/12/2017        (3)
  H      BBB-     Baa3    BBB-   $    49,788,000     2.625%       1.125%         9.99       120-120        3/12/2017        (3)
  J      BB+       NR     BB+    $    16,597,000     2.250%       0.375%         9.99       120-120        3/12/2017        (3)
  K      BB        NR     BB     $    11,064,000     2.000%       0.250%         9.99       120-120        3/12/2017        (3)
  L      BB-       NR     BB-    $    11,064,000     1.750%       0.250%         9.99       120-120        3/12/2017        (3)
  M       NR       B1      B+    $    11,064,000     1.500%       0.250%         9.99       120-120        3/12/2017        (3)
  N       B        NR      B     $     5,532,000     1.375%       0.125%         9.99       120-120        3/12/2017        (3)
  P       NR       B3      B-    $    11,064,000     1.125%       0.250%         9.99       120-120        3/12/2017        (3)
  Q       NR       NR      NR    $    49,789,580     0.000%       1.125%        10.21       120-178        1/12/2022        (3)
  X      AAA      Aaa     AAA    $4,425,668,580(4)     N/A          N/A           N/A           N/A        1/12/2022        (4)

(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the prospectus supplement.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of some interest rate swap agreements, the pass-through rate for the class A-2FL, A-3FL, A-4FL, AM-FL,
     AJ-FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap agreement are subject to reduction as described in the prospectus supplement (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and
     AJ-FL interest accrual period. Under circumstances described in the prospectus supplement, the pass-through rate for class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates may convert to a rate described herein in clause (i), (ii) or (iii) of the first sentence of this footnote (3). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(4)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the prospectus supplement. The interest rate applicable to the class X certificates for each distribution date will equal the rate specified in the prospectus supplement.

(5)  Not offered pursuant to the prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

TRANSACTION TERMS

ISSUE TYPE             Sequential pay REMIC. Class A-1, Class A-2, Class A-3,
                       Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ,
                       Class B, Class C and Class D certificates are offered
                       publicly. All other certificates will be privately placed
                       with qualified institutional buyers, institutional
                       accredited investors or non-U.S. persons in accordance
                       with Regulation S.

CUT-OFF DATE           References in this term sheet to the "cut-off date" mean,
                       with respect to each mortgage loan, the related due date
                       of that mortgage loan in March 2007 or, with respect to
                       those mortgage loans, if any, that have their respective
                       first payment dates in April 2007, March 1, 2007.

OFFERING TERMS         The commercial mortgage backed securities referred to in
                       this term sheet, and the mortgage pool backing them, are
                       subject to modification or revision (including the
                       possibility that one or more classes of securities may be
                       split, combined or eliminated at any time prior to
                       issuance or availability of a final prospectus) and are
                       offered on a "when, as and if issued" basis. You
                       understand that, when you are considering the purchase of
                       these securities, a contract of sale will come into being
                       no sooner than the date on which the relevant class has
                       been priced and we have confirmed the allocation of
                       securities to be made to you. Any "indications of
                       interest" expressed by you, and any "soft circles"
                       generated by us, will not create binding contractual
                       obligations for you or us.

MORTGAGE POOL          The mortgage pool consists of 333 mortgage loans with an
                       aggregate initial mortgage pool balance of
                       $4,425,668,580, subject to a variance of plus or minus
                       5.0%. The mortgage loans are secured by 570 mortgaged
                       real properties located throughout 42 states and the
                       District of Columbia.

LOAN GROUPS            For purposes of making distributions to the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates, the pool of mortgage loans will be deemed
                       to consist of two distinct groups, loan group 1 and loan
                       group 2. Loan group 1 will consist of 259 mortgage loans,
                       representing approximately 72.8% of the initial mortgage
                       pool balance and that are secured by the various property
                       types that make up the collateral for those mortgage
                       loans, and loan group 2 will consist of 74 mortgage
                       loans, representing approximately 27.2% of the initial
                       mortgage pool balance and that are secured by multifamily
                       and manufactured housing community properties
                       (approximately 99.0% of all the mortgaged properties
                       secured by multifamily and manufactured housing community
                       properties).

ISSUING ENTITY         ML-CFC Commercial Mortgage Trust 2007-5

DEPOSITOR              Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN          Merrill Lynch Mortgage Lending, Inc. (MLML)...   39.2% of the initial mortgage pool balance
SELLERS/SPONSORS       Countrywide Commercial Real Estate Finance,
                       Inc. (CRF)....................................   31.5% of the initial mortgage pool balance
                       KeyBank National Association (KEY)............   12.7% of the initial mortgage pool balance
                       IXIS Real Estate Capital Inc. (IXIS)..........   9.1% of the initial mortgage pool balance

MORTGAGE LOAN          Wells Fargo Bank, National Association (WFB)..   7.5% of the initial mortgage pool balance
SELLER

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

UNDERWRITERS           Merrill Lynch, Pierce, Fenner & Smith Incorporated
                       Countrywide Securities Corporation
                       IXIS Securities North America Inc.
                       KeyBanc Capital Markets, a Division of McDonald
                       Investments Inc.
                       Banc of America Securities LLC
                       Bear, Stearns & Co. Inc.

TRUSTEE AND            LaSalle Bank National Association
CUSTODIAN

CERTIFICATE            Wells Fargo Bank, National Association
ADMINISTRATOR

MASTER SERVICERS       KeyCorp Real Estate Capital Markets, Inc., with respect
                       to the mortgage loans sold to the depositor by MLML, KEY
                       and IXIS. Wells Fargo Bank, National Association, with
                       respect to mortgage loans sold to the depositor by CRF
                       and WFB.

                       The Peter Cooper Village and Stuyvesant Town mortgage
                       loan will be serviced and administered pursuant to the
                       Wachovia Bank Commercial Mortgage Trust, Commercial
                       Mortgage Pass-Through Certificates Series, 2007-C30
                       pooling and servicing agreement. The FRIS Chicken
                       mortgage loan will be serviced and administered pursuant
                       to the Morgan Stanley Capital I Trust 2005-HQ6,
                       Commercial Mortgage Pass-Through Certificates Series
                       2005-HQ6 pooling and servicing agreement.

SPECIAL SERVICER       CWCapital Asset Management LLC

RATING AGENCIES        Fitch, Inc.

                       Moody's Investors Service, Inc.

                       Standard & Poor's Ratings Services, a division of The
                       McGraw-Hill Companies, Inc.

DENOMINATIONS          $25,000 minimum for the offered certificates.

CLOSING DATE           On or about March 14, 2007.

SETTLEMENT TERMS       Book-entry through DTC for all offered certificates.

DETERMINATION DATE     For any distribution date, the eighth day of each month,
                       or if such day is not a business day, the business day
                       immediately succeeding, except that in the case of
                       certain mortgage loans, the applicable master servicer
                       may make its determination as to the collections received
                       as of a later date during each month.

DISTRIBUTION  DATE     The fourth business day following the related
                       Determination Date, beginning in April 2007.

DAY COUNT              All classes will accrue on a 30/360 basis except the
                       non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       which will accrue on the basis of the actual number of
                       days elapsed and a 360-day year.

INTEREST               Each class of offered certificates will be entitled on
DISTRIBUTIONS          each distribution date to interest accrued during the
                       prior calendar month at its pass-through rate for such
                       distribution date on the outstanding certificate balance
                       of such class immediately prior to such distribution
                       date; provided that, for so long as the related swap
                       agreement is in effect and no payment default is
                       continuing thereunder, the interest accrual period for
                       the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       certificates will, for each distribution date, begin on
                       the prior distribution date (or, in the case of the
                       initial such interest

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       accrual period, on the closing date) and end on the
                       business day preceding the subject distribution date.
                       Interest on the offered certificates will be calculated
                       on the basis of twelve 30-day months and a 360-day year
                       (or, in the case of the class A-2FL, A-3FL, A-4FL, AM-FL
                       and AJ-FL certificates, for so long as the related swap
                       agreement is in effect and no payment default is
                       continuing thereunder, the actual number of days during
                       each related interest accrual period in a year assumed to
                       consist of 360 days). Subject to available funds,
                       distributions of interest will be made with respect to
                       the following classes of certificates in the following
                       order on each distribution date: first, the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A and X
                       certificates, pro rata and pari passu; second, the class
                       AM and AM-FL certificates, pro rata and pari passu;
                       third, the class AJ and AJ-FL certificates, pro rata and
                       pari passu; and then the respective remaining classes of
                       certificates with principal balances, sequentially in
                       alphabetical order of class designation. In general,
                       payments of interest in respect of the class A-1, A-2,
                       A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates will
                       be made to the extent of available funds attributable to
                       the mortgage loans in loan group 1, payments of interest
                       in respect of the class A-1A certificates will be made to
                       the extent of available funds attributable to the
                       mortgage loans in loan group 2, and payments of interest
                       in respect of the class X certificates will be made to
                       the extent of available funds attributable to mortgage
                       loans in both loan groups. However, if the application of
                       available funds as described in the preceding sentence
                       would result in an interest shortfall to any of those
                       classes of certificates, then payments of interest will
                       be made with respect to all of those classes on a pro
                       rata (based on amount of interest accrued) and pari passu
                       basis without regard to loan groups. Furthermore,
                       notwithstanding the foregoing, payments of interest with
                       respect to the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       certificates out of collections on the mortgage loans
                       will be calculated on a 30/360 basis at a fixed coupon or
                       a coupon calculated at the lesser of a specified
                       percentage and a weighted average coupon derived from net
                       interest rates on the mortgage loans, with such interest
                       to be exchanged under the related swap agreement for
                       interest calculated on an actual/360 basis at a
                       LIBOR-based rate. No class of certificates will provide
                       credit support for any failure on the part of the swap
                       counterparty to make any required payment under the swap
                       agreement. Interest payments with respect to the class
                       A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will be
                       subject to reduction if the weighted average of certain
                       net interest rates on the mortgage loans declines below
                       the fixed rate per annum at which interest is payable by
                       the trust to the swap counterparty.

                       No class of offered certificates will have any beneficial
                       interest in any swap agreement.

PRINCIPAL              Except as described below, principal will be distributed
DISTRIBUTIONS          on each distribution date, to the extent of available
                       funds, to the most senior class of sequential pay
                       certificates outstanding until its certificate balance is
                       reduced to zero. Payments of principal will generally be
                       made, to the extent of available funds (i) to the class
                       A-1 certificates, the class A-2 and A-2FL certificates
                       (on a pro rata and pari passu basis), the class A-3 and
                       A-3FL certificates (on a pro rata and pari passu basis),
                       the class A-SB certificates and the class A-4 and A-4FL
                       (on a pro rata and pari passu basis), in that order, in
                       an amount equal to the funds received or advanced with
                       respect to principal on mortgage loans in loan group 1
                       and, after the principal balance of the class A-1A
                       certificates has been reduced to zero, the funds received
                       or advanced with respect to principal on mortgage loans
                       in loan group 2, in each case until the principal balance
                       of the subject class of certificates is reduced to zero,
                       and (ii) to the class A-1A certificates, in an amount
                       equal to the funds received or advanced with respect to
                       principal on mortgage loans in loan group 2 and, after
                       the principal balance of the A-4 and A-4FL certificates
                       have been reduced to zero, the funds received or advanced
                       with respect to principal on mortgage loans in loan group
                       1, until the principal balance of the class A-1A
                       certificates is reduced to zero.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       Notwithstanding the foregoing, on any distribution date
                       as of which the principal balance of the class A-SB
                       certificates is required to be paid down to its scheduled
                       principal balance for that distribution date in
                       accordance with a specified schedule that will be annexed
                       to the prospectus supplement, distributions of principal
                       will be made, to the extent of available funds, to reduce
                       the principal balance of the class A-SB certificates to
                       its scheduled principal balance for the subject
                       distribution date, out of the funds received or advanced
                       with respect to principal on the mortgage loans in loan
                       group 1 (prior to any distributions of principal from
                       those loan group 1 funds to any other class of
                       certificates on that distribution date) and, after the
                       principal balance of the class A-1A certificates has been
                       reduced to zero, out of the funds received or advanced
                       with respect to principal on mortgage loans in loan group
                       2 (prior to any distributions of principal with respect
                       to the class A-1, A-2, A-2FL, A-3, A-3FL, A-4, A-4FL
                       certificates on that distribution date).

                       If, due to losses, the certificate balances of the class
                       AM and class AM-FL through class Q certificates are
                       reduced to zero, payments of principal to the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates (to the extent that any two or more of these
                       classes are outstanding) will be made on a pro rata and
                       pari passu basis.

                       Following retirement of the class A-1, A-2, A-2FL, A-3,
                       A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts
                       distributable as principal will be distributed on each
                       distribution date, to the extent of available funds,
                       first to the class AM and AM-FL certificates (on a pro
                       rata and pari passu basis), second to the class AJ and
                       AJ-FL certificates (on a pro rata and pari passu basis),
                       and third to the class B, C, D, E, F, G, H, J, K, L, M,
                       N, P and Q certificates, in that order, in each case
                       until the related certificate balance of the subject
                       class of certificates is reduced to zero.

LOSSES                 Losses realized on the mortgage loans and certain
                       default-related and other unanticipated expenses, if any,
                       will be allocated to the class Q, P, N, M, L, K, J, H, G,
                       F, E, D, C and B certificates, in that order, and then,
                       on a pro rata and pari passu basis, to the class AJ and
                       AJ-FL certificates, and then, on a pro rata and pari
                       passu basis, to the class AM and AM-FL certificates, and
                       then, on a pro rata and pari passu basis, to the class
                       A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates.

PREPAYMENT             Any prepayment premiums or yield maintenance charges
PREMIUMS AND           collected will be distributed to certificate holders
YIELD MAINTENANCE      and/or the swap counterparty on the distribution date
CHARGES                following the collection period in which the prepayment
                       premium was received. On each distribution date, the
                       holders of each class of offered certificates and of the
                       class E, F, G and H certificates then entitled to
                       principal distributions (to the extent such prepayment
                       premium or yield maintenance charge is collected from
                       mortgage loans in the loan group, if applicable, from
                       which such class of certificates is receiving payments of
                       principal) will be entitled to a portion of prepayment
                       premiums or yield maintenance charges equal to the
                       product of (a) the amount of such prepayment premiums or
                       yield maintenance charges, net of workout fees and
                       principal recovery fees payable therefrom, multiplied by
                       (b) a fraction, which in no event may be greater than
                       1.0, the numerator of which is equal to the excess, if
                       any, of the pass-through rate of such class of
                       certificates (or, in the case of the class A-2FL, A-3FL,
                       A-4FL, AM-FL and AJ-FL certificates, the pass-through
                       rate that would be payable thereon without regard to the
                       related interest rate swap agreement as described under
                       "Interest Distributions" above) over the relevant
                       discount rate, and the denominator of which is equal to
                       the excess, if any, of the mortgage interest rate of the
                       prepaid mortgage loan over the relevant discount rate,
                       multiplied by (c) a fraction, the numerator of which is
                       equal to the amount of principal distributable on such
                       class of certificates on that distribution date, and the
                       denominator of which is equal to the total principal
                       distribution amount for that distribution date; provided
                       that, if any of the class A-4 or class A-4FL on the one
                       hand and A-1A on the other hand were outstanding (prior
                       to any distributions) on such distribution date, then the
                       number in clause (c) will be a fraction, the numerator of
                       which is

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       equal to the amount of principal distributable on the
                       subject class of certificates on such distribution date
                       with respect to the loan group that includes the prepaid
                       mortgage loan, and the denominator of which is equal to
                       the portion of the total principal distribution amount
                       for such distribution date that is attributable to the
                       loan group that includes the prepaid mortgage loan.
                       However, as long as the related swap agreement is in
                       effect and there is no continuing payment default
                       thereunder, any prepayment premium or yield maintenance
                       charge allocable to the class A-2FL, A-3FL, A-4FL, AM-FL,
                       AJ-FL certificates will be payable to the respective swap
                       counterparties.

                       The portion, if any, of the prepayment premiums or yield
                       maintenance charges remaining after any payments
                       described above will be distributed to the holders of the
                       class X.

                       All prepayment premiums and yield maintenance charges
                       payable as described above will be reduced, with respect
                       to specially serviced mortgage loans, by an amount equal
                       to certain expenses of the trust fund and losses realized
                       in respect of the mortgage loans previously allocated to
                       any class of certificates.

ADVANCES               The applicable master servicer (solely with respect to
                       those mortgage loans as to which it is acting as master
                       servicer) and, if it fails to do so, the trustee will be
                       obligated to make P&I advances and servicing advances,
                       including advances of delinquent property taxes and
                       insurance, but only to the extent that such advances are
                       considered recoverable, and, in the case of P&I advances,
                       subject to appraisal reductions (which are described
                       below) that may occur.

APPRAISAL              If any of certain adverse events or circumstances
REDUCTIONS             described in the offering prospectus occur or exist with
                       respect to any mortgage loan or the mortgaged real
                       property for any mortgage loan, that mortgage loan will
                       be considered a required appraisal loan. An appraisal
                       reduction will generally be made in the amount, if any,
                       by which the principal balance of the required appraisal
                       loan (plus other amounts overdue or advanced in
                       connection with such loan) exceeds 90% of the appraised
                       value of the related mortgaged real property plus all
                       escrows and reserves (including letters of credit) held
                       as additional collateral with respect to the mortgage
                       loan. As a result of calculating an appraisal reduction
                       amount for a given mortgage loan, the interest portion of
                       any P&I advance for such loan will be reduced, which will
                       have the effect of reducing the amount of interest
                       available for distribution to the certificates.

                       A required appraisal loan will generally cease to be a
                       required appraisal loan when the related mortgage loan
                       has been brought current for at least three consecutive
                       months and no other circumstances exist which would cause
                       such mortgage loan to be a required appraisal loan.

OPTIONAL               Each master servicer, the special servicer and certain
TERMINATION            certificate holders will have the option to terminate the
                       trust and retire the then outstanding certificates, in
                       whole but not in part, and purchase the remaining assets
                       of the trust on or after the distribution date on which
                       the stated principal balance of the mortgage loans is
                       less than approximately 1.0% of the initial mortgage pool
                       balance. Such purchase price will generally be at a price
                       equal to the unpaid aggregate principal balance of the
                       mortgage loans, plus accrued and unpaid interest and
                       certain other additional trust fund expenses, and the
                       fair market value of any REO properties acquired by the
                       trust following foreclosure.

                       In addition, if, following the date on which the total
                       principal balances of the class A-1, A-2, A-2FL, A-3,
                       A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C
                       and D certificates are reduced to zero, all of the
                       remaining certificates, except the class Y, Z, R-I and
                       R-II certificates, are held by the same certificate
                       holder, the trust fund may also be terminated, subject to
                       such additional conditions as may be set forth in the
                       pooling and servicing agreement, in connection with an
                       exchange of all the remaining certificates, except the
                       class Y, Z, R-I and R-II certificates, for all the
                       mortgage loans and REO properties remaining in the trust
                       fund at the time of exchange.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CONTROLLING CLASS      The most subordinate class of principal balance
                       certificates that has a class certificate balance greater
                       than 25% of its original certificate balance will be the
                       controlling class of certificates; provided, however,
                       that if no such class of principal balance certificates
                       satisfies such requirement, the controlling class of
                       certificates will be the most subordinate class of
                       principal balance certificates with a class certificate
                       balance greater than zero. The holder(s) of certificates
                       representing a majority interest in the controlling class
                       will have the right, subject to the limitations and
                       conditions described in the offering prospectus, to
                       replace the special servicer and select a representative
                       that may direct and advise the special servicer on
                       various servicing matters.

ERISA                  The offered certificates are expected to be eligible for
                       purchase by employee benefit plans and other plans or
                       arrangements, subject to certain conditions.

SMMEA                  The offered certificates will not be "mortgage related
                       securities" for the purposes of the Secondary Mortgage
                       Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                    Joe Cuomo
                             (212) 449-3766 (Phone)
                              (212) 449-7684 (Fax)

                          IXIS SECURITIES NORTH AMERICA

                                   Greg Murphy
                             (212) 891-6282 (Phone)
                              (212) 891-3454 (Fax)

                                 Scott Douglass
                             (212) 891-5705 (Phone)
                              (212) 891-3421 (Fax)

                         BANC OF AMERICA SECURITIES LLC

                                 Geordie Walker
                             (704) 388-1597 (Phone)
                              (704) 388-9677 (Fax)

                                 Chris Springer
                             (704) 388-1597 (Phone)
                              (704) 388-9677 (Fax)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                 Jerry Hirshkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Mark Rudnitzky
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                             KEYBANC CAPITAL MARKETS

                                 Audrey Saccardi
                             (216) 689-3567 (Phone)
                              (216) 689-0976 (Fax)

                                  Gary Andrews
                             (216) 689-3567 (Phone)
                              (216) 689-0976 (Fax)

                            BEAR, STEARNS & CO. INC.

                                 Tim Koltermann
                             (212) 272-4953 (Phone)
                              (917) 849-0223 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise (for example, with respect to loan-to-value and debt service coverage ratio and cut-off date balance/unit of the Peter Cooper Village and Stuyvesant
Town mortgage loan and the FRIS Chicken mortgage loan in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS

                                                                                ALL MORTGAGE         LOAN             LOAN
                                                                                   LOANS            GROUP 1          GROUP 2
-------------------------------------------------------------------------------------------------------------------------------

Initial mortgage pool balance ..............................................   $4,425,668,580   $3,220,052,604   $1,205,615,976
Number of pooled mortgage loans ............................................              333              259               74
Number of mortgaged properties .............................................              570              490               80
Percentage of investment grade loans(1) ....................................             19.7%             2.1%            66.5%
Average cut-off date principal balance .....................................   $   13,290,296   $   12,432,636   $   16,292,108
Largest cut-off date principal balance .....................................   $  800,000,000   $  170,000,000   $  800,000,000
Smallest cut-off date principal balance ....................................   $      431,373   $      586,804   $      431,373
Weighted average mortgage interest rate ....................................           5.9441%          5.8472%          6.2030%
Highest mortgage interest rate .............................................           7.5000%          7.5000%          7.4250%
Lowest mortgage interest rate ..............................................           4.9900%          4.9900%          5.4500%
Number of cross collateralized mortgage loans ..............................                9                9                0
Cross collateralized mortgage loans as % of IPB ............................              1.7%             2.3%             0.0%
Number of multi property mortgage loans ....................................               18               13                5
Multi property mortgage loans as a % of IPB ................................             25.2%             7.7%            72.1%
Weighted average underwritten debt service coverage ratio (2,4) ............             1.44x            1.39x            1.59x
Highest underwritten debt service coverage ratio ...........................            15.11x            3.48x           15.11x
Lowest underwritten debt service coverage ratio ............................             1.05x            1.05x            1.10x
Weighted average cut-off date loan-to-value ratio (2,4) ....................             67.6%            70.0%            61.2%
Highest cut-off date loan-to-value ratio ...................................             84.0%            84.0%            81.1%
Lowest cut-off date loan-to-value ratio ....................................              5.0%            31.2%             5.0%
Weighted average remaining term to maturity or anticipated repayment date
   (months) ................................................................              116              114              119
Highest remaining term to maturity or anticipated repayment date (months)...              353              178              353
Lowest remaining term to maturity or anticipated repayment date (months)....               57               57               57
Weighted average remaining amortization term (months)(3)....................              351              351              358
Highest remaining amortization term (months) ...............................              473              420              473
Lowest remaining amortization term (months)(3)..............................              141              141              297

----------
(1)  It has been confirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the Peter Cooper Village and Stuyvesant Town mortgage loan, Omni-Castle Hill mortgage loan, Omni-Chancellor/Brookville mortgage loan, Omni-Harborview mortgage loan 789 West End Avenue and the
     FRIS Chicken mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)  With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance or value of the related mortgaged real property on a "stablilized" basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

(4)  With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan and FRIS Chicken mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

            PROPERTY TYPE BY STATE/LOCATION MATRIX FOR MORTGAGE POOL

               % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                         % OF INITIAL
                         MORTGAGE POOL
STATE                       BALANCE     MULTIFAMILY  OFFICE  RETAIL  HOSPITALITY
--------------------------------------------------------------------------------

New York ..............       28.5         18.2        4.7     0.3        4.1
California ............       11.0          1.6        5.0     2.8         --
   Southern ...........        9.7          1.5        4.8     2.3         --
   Northern ...........        1.3          0.1        0.1     0.5         --
Texas .................        9.0          1.5        0.6     2.6        3.6
Arizona ...............        5.5          1.0        1.7     2.1         --
Florida ...............        5.4          0.1        0.8     1.7        1.2
Maryland ..............        4.1          0.3        0.8     0.4         --
Georgia ...............        3.7           --        2.6     1.0        0.1
Pennsylvania ..........        3.2          0.3        0.8     2.1         --
Tennessee .............        2.9          0.1         --     1.0        0.1
New Jersey ............        2.7           --        0.7     0.5         --
North Carolina ........        1.8          1.1         --     0.4        0.3
Virginia ..............        1.8          0.0        0.1     0.3        0.7
Ohio ..................        1.8          0.5         --     1.3         --
Alabama ...............        1.4          0.5        0.3     0.4        0.3
Indiana ...............        1.4          0.5        0.2      --         --
Connecticut ...........        1.3           --        1.1      --        0.2
Minnesota .............        1.2          0.1        0.8     0.3         --
Kentucky ..............        1.2           --         --     0.7         --
Colorado ..............        1.1           --        0.0     0.6        0.3
Massachusetts .........        1.0           --         --     0.3        0.1
South Carolina ........        1.0          0.4         --     0.3        0.3
Louisiana .............        1.0           --        0.9     0.1         --
Kansas ................        1.0           --        0.8     0.2         --
Nevada ................        0.9           --         --     0.8         --
Michigan ..............        0.8          0.3        0.5      --         --
District of Columbia...        0.7           --         --      --        0.7
Washington ............        0.6          0.0         --     0.3         --
Iowa ..................        0.6          0.3         --     0.2         --
Alaska ................        0.5           --        0.3     0.2         --
Missouri ..............        0.5           --        0.4     0.1         --
Illinois ..............        0.5           --         --     0.3        0.1
Oklahoma ..............        0.4          0.2         --     0.0        0.1
New Mexico ............        0.4          0.1         --     0.3         --
Oregon ................        0.3           --        0.0     0.0         --
Utah ..................        0.2           --        0.1     0.0        0.1
Vermont ...............        0.1          0.0         --     0.1         --
Delaware ..............        0.1           --         --     0.1         --
North Dakota ..........        0.1          0.1         --      --         --
Wisconsin .............        0.1          0.0         --     0.0         --
Mississippi ...........        0.0           --         --     0.0         --
Idaho .................        0.0           --         --     0.0         --
New Hampshire .........        0.0          0.0         --      --         --
Arkansas ..............        0.0           --         --     0.0         --
--------------------------------------------------------------------------------
                             100.0%        27.1%      23.3%   22.1%      12.4%
================================================================================

                          % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                                       SELF   MIXED              MANUFACTURED
STATE                    INDUSTRIAL  STORAGE   USE   HEALTHCARE    HOUSING
-----------------------------------------------------------------------------

New York ..............      1.2         --    0.0       --           --
California ............      0.4        0.7    0.1       --          0.4
   Southern ...........      0.2        0.6    0.1       --          0.1
   Northern ...........      0.2        0.1     --       --          0.2
Texas .................      0.5        0.2     --       --           --
Arizona ...............      0.6         --     --       --           --
Florida ...............      1.6         --     --       --           --
Maryland ..............      0.1        2.5     --       --           --
Georgia ...............       --         --    0.0       --           --
Pennsylvania ..........       --         --     --       --           --
Tennessee .............      1.7         --     --       --           --
New Jersey ............       --         --    0.4      1.0           --
North Carolina ........       --         --     --       --           --
Virginia ..............      0.7         --     --       --           --
Ohio ..................       --         --     --       --           --
Alabama ...............       --        0.1     --       --           --
Indiana ...............      0.8         --     --       --           --
Connecticut ...........       --         --     --       --           --
Minnesota .............       --         --     --       --           --
Kentucky ..............      0.5         --     --       --           --
Colorado ..............       --         --    0.2       --           --
Massachusetts .........       --         --    0.7       --           --
South Carolina ........       --         --     --       --           --
Louisiana .............       --         --     --       --           --
Kansas ................       --         --     --       --           --
Nevada ................       --         --     --       --          0.0
Michigan ..............       --         --     --       --           --
District of Columbia...       --         --     --       --           --
Washington ............      0.2         --     --       --           --
Iowa ..................       --         --     --       --           --
Alaska ................       --         --     --       --           --
Missouri ..............      0.1         --     --       --           --
Illinois ..............      0.1         --     --       --           --
Oklahoma ..............       --         --     --       --           --
New Mexico ............       --         --     --       --           --
Oregon ................       --        0.1    0.1       --           --
Utah ..................       --         --     --       --           --
Vermont ...............       --         --     --       --           --
Delaware ..............       --         --     --       --           --
North Dakota ..........       --         --     --       --           --
Wisconsin .............       --         --     --       --           --
Mississippi ...........       --         --     --       --           --
Idaho .................       --         --     --       --           --
New Hampshire .........       --         --     --       --           --
Arkansas ..............       --         --     --       --           --
-----------------------------------------------------------------------------
                             8.5%       3.5%   1.6%     1.0%         0.4%
=============================================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                               MORTGAGE LOANS       BALANCE         BALANCE
                                               -----------------------------------------------

Interest Only ..............................         47         $1,897,566,000       42.9%
Single Tenant ..............................         50         $  436,400,722        9.9%
Loans (greater than)  50% Single Tenant ....         78         $  677,951,988       15.3%
Current Secondary Debt .....................         16         $1,225,536,517       27.7%
Future Secondary Debt Permitted ............         41         $1,453,869,421       32.9%
Lockbox ....................................        119         $2,884,519,818       65.2%
Escrow Type(1)
   TI/LC Reserves(2)........................        116         $1,323,527,916       53.9%
   Real Estate Tax .........................        274         $3,696,076,889       83.5%
   Insurance ...............................        239         $3,322,611,358       75.1%
   Replacement Reserves ....................        210         $3,470,801,828       78.4%

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                               MORTGAGE LOANS       BALANCE        BALANCE
                                               ----------------------------------------------

Interest Only ..............................          38        $  912,071,000       28.3%
Single Tenant ..............................          50        $  436,400,722       13.6%
Loans (greater than)  50% Single Tenant ....          78        $  677,951,988       21.1%
Current Secondary Debt .....................          14        $  395,036,517       12.3%
Future Secondary Debt Permitted ............          37        $  620,534,513       19.3%
Lockbox ....................................         111        $2,004,969,444       62.3%
Escrow Type(1)
   TI/LC Reserves(2)........................         116        $1,323,527,916       53.9%
   Real Estate Tax .........................         203        $2,493,689,218       77.4%
   Insurance ...............................         170        $2,121,785,315       65.9%
   Replacement Reserves ....................         175        $2,350,298,693       73.0%

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     LOAN GROUP 2
                                               MORTGAGE LOANS       BALANCE         BALANCE
                                               ----------------------------------------------

Interest Only ..............................           9        $  985,495,000       81.7%
Single Tenant ..............................         NAP                   NAP        NAP
Loans (greater than)  50% Single Tenant ....         NAP                   NAP        NAP
Current Secondary Debt .....................           2        $  830,500,000       68.9%
Future Secondary Debt Permitted ............           4        $  833,334,908       69.1%
Lockbox ....................................           8        $  879,550,374       73.0%
Escrow Type(1)
   Real Estate Tax .........................          71        $1,202,387,670       99.7%
   Insurance ...............................          69        $1,200,826,043       99.6%
   Replacement Reserves ....................          35        $1,120,503,136       92.9%

----------
(1)  Includes only upfront and ongoing reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF CUT-OFF                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
DATE PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

431,373 -- 2,999,999 .........      102      $  168,963,972       3.8%      3.5%      4.8%
3,000,000 -- 3,999,999 .......       29         104,018,463       2.4       2.7       1.4
4,000,000 -- 4,999,999 .......       21          92,813,219       2.1       2.6       0.7
5,000,000 -- 5,999,999 .......       23         124,655,585       2.8       3.7       0.5
6,000,000 -- 6,999,999 .......       12          77,086,866       1.7       1.6       2.1
7,000,000 -- 7,999,999 .......        7          51,771,022       1.2       1.6       0.0
8,000,000 -- 9,999,999 .......       24         209,790,159       4.7       6.5       0.0
10,000,000 -- 12,999,999 .....       39         436,441,700       9.9      12.2       3.7
13,000,000 -- 19,999,999 .....       29         457,358,947      10.3      10.3      10.3
20,000,000 -- 49,999,999 .....       35       1,040,268,647      23.5      28.5      10.1
50,000,000 -- 800,000,000 ....       12       1,662,500,000      37.6      26.8      66.4
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: $431,373   MAX: $800,000,000   AVG. $13,290,296

DEBT SERVICE COVERAGE RATIO  (x)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
RANGE OF DSCRS (X)                 LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1.05 -- 1.19 .................       58      $  712,308,435      16.1%     19.3%      7.6%
1.20 -- 1.24 .................       74         748,921,974      16.9      21.0       6.1
1.25 -- 1.29 .................       47         410,846,506       9.3      10.1       7.1
1.30 -- 1.34 .................       27         205,033,918       4.6       4.2       5.8
1.35 -- 1.39 .................       35         411,616,400       9.3      11.5       3.5
1.40 -- 1.44 .................       15         152,518,034       3.4       4.7       0.0
1.45 -- 1.49 .................       17         331,500,822       7.5       9.1       3.2
1.50 -- 1.59 .................       15         194,454,337       4.4       6.0       0.0
1.60 -- 1.99 .................       35       1,166,602,423      26.4      11.3      66.5
2.00 -- 15.11 ................       10          91,865,732       2.1       2.8       0.2
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 1.05x   MAX: 15.11x   WTD. AVG. 1.44x

MORTGAGE RATE (%)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
RANGE OF MORTGAGE RATES (%)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

4.9900 -- 4.9999 .............        2      $   21,203,611       0.5%      0.7%      0.0%
5.2500 -- 5.4999 .............       11         249,873,716       5.6       7.6       0.5
5.5000 -- 5.7499 .............       81       1,261,656,740      28.5      33.4      15.4
5.7500 -- 5.9999 .............      136       1,149,792,596      26.0      30.7      13.4
6.0000 -- 6.0999 .............       20         153,847,192       3.5       4.3       1.2
6.1000 -- 6.1999 .............       15         313,946,893       7.1       9.6       0.5
6.2000 -- 6.2999 .............       13         104,522,878       2.4       3.1       0.4
6.3000 -- 6.3999 .............        9         876,436,838      19.8       2.4      66.4
6.4000 -- 6.4999 .............        6         178,425,525       4.0       5.5       0.0
6.5000 -- 7.5000 .............       40         115,962,590       2.6       2.7       2.3
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 4.9900   MAX: 7.5000   WTD. AVG. 5.9441

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF                          MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
CUT-OFF DATE LTV RATIOS (%)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

5.0 -- 50.0 ..................       31      $  135,695,752       3.1%      4.0%      0.5%
50.1 -- 60.0 .................       30       1,132,763,770      25.6       9.9      67.4
60.1 -- 65.0 .................       40         431,894,245       9.8      12.7       2.0
65.1 -- 70.0 .................       58         483,131,059      10.9      12.2       7.6
70.1 -- 75.0 .................       74         870,685,854      19.7      24.2       7.7
75.1 -- 77.5 .................       23         385,305,097       8.7      10.8       3.1
77.6 -- 80.0 .................       72         956,358,802      21.6      25.4      11.5
80.1 -- 84.0 .................        5          29,834,000       0.7       0.8       0.3
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 5.0%   MAX: 84.0%   WTD. AVG. 67.6%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF MATURITY DATE            MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
OR ARD LTV RATIOS (%)              LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Fully Amortizing .............       28      $   25,972,009       0.6%      0.1%      1.9%
3.0 -- 40.0 ..................       22         114,550,747       2.6       3.4       0.5
40.1 -- 50.0 .................       25         148,346,901       3.4       4.4       0.6
50.1 -- 60.0 .................       56       1,474,462,897      33.3      20.2      68.4
60.1 -- 62.4 .................       26         214,920,431       4.9       6.6       0.3
62.5 -- 65.0 .................       34         339,500,446       7.7       8.7       4.8
65.1 -- 67.4 .................       33         346,235,047       7.8       8.5       5.9
67.5 -- 70.0 .................       36         492,896,952      11.1      13.2       5.6
70.1 -- 80.0 .................       73       1,268,783,149      28.7      34.9      12.0
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 3.0%   MAX: 80.0%   WTD. AVG. 62.9%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF ORIGINAL TERMS           MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
TO MATURITY (MOS.)                 LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1 -- 60 ......................       11      $  163,968,831       3.7%      3.6%      4.0%
61 -- 72 .....................        0                   0       0.0       0.0       0.0
73 -- 84 .....................        7         130,558,662       3.0       2.9       3.2
85 -- 96 .....................        1          12,920,000       0.3       0.4       0.0
97 -- 120 ....................      277       4,079,711,718      92.2      92.9      90.4
121 -- 360 ...................       37          38,509,369       0.9       0.3       2.5
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 60   MAX: 360   WTD. AVG. 118

(1)  With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan and FRIS Chicken mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 12

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING             MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
TERMS TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

57 -- 60 .....................       11      $  163,968,831       3.7%      3.6%      4.0%
61 -- 84 .....................        7         130,558,662       3.0       2.9       3.2
85 -- 121 ....................      278       4,092,631,718      92.5      93.3      90.4
122 -- 353 ...................       37          38,509,369       0.9       0.3       2.5
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 57   MAX: 353   WTD. AVERAGE: 116

REMAINING PARTIAL IO TERM (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING             MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
    PARTIAL IO TERMS               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

4 -- 14 ......................       14      $   97,156,000      2.2%       2.7%     0.9%
15 -- 24 .....................       36         341,172,000      7.7        9.5      2.9
25 -- 34 .....................       28         197,717,800      4.5        4.7      3.9
35 -- 39 .....................        8         102,647,000      2.3        3.0      0.6
40 -- 54 .....................        6         108,775,000      2.5        3.4      0.0
55 -- 120 ....................       42         766,490,500     17.3       23.8      0.0
                                    ----------------------------------------------------
Total ........................      134      $1,613,958,300     36.5%      47.0%     8.2%

MIN: 4   MAX: 70   WTD. AVERAGE: 42

PROPERTY STATE/LOCATION

                                                                % OF
                                                AGGREGATE       INITIAL     % OF      % OF
                                  NUMBER OF      CUT-OFF       MORTGAGE     LOAN      LOAN
                                  MORTGAGED   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
LOCATION                         PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

New York .....................       18       $1,263,266,173      28.5%     14.2%     66.7%
California ...................       69          488,951,472      11.0      12.9       6.0
   Southern ..................       58          430,907,554       9.7      11.1       6.0
   Northern ..................       11           58,043,918       1.3       1.8       0.1
Texas ........................      143          396,362,050       9.0      10.3       5.4
Arizona ......................       27          244,091,655       5.5       6.2       3.7
Florida ......................       28          240,506,258       5.4       7.4       0.3
Other(a) .....................      285        1,792,490,973      40.5      49.0      17.8
                                    ------------------------------------------------------
Total ........................      570       $4,425,668,580     100.0%    100.0%    100.0%

AMORTIZATION TYPES

                                                                % OF
                                               AGGREGATE       INITIAL    % OF      % OF
                                 NUMBER OF      CUT-OFF       MORTGAGE    LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
     AMORTIZATION TYPES            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only ................       47      $1,897,566,000      42.9%     28.3%     81.7%
IO-Balloon ...................      132       1,562,158,300      35.3      45.4       8.2
Balloon ......................      112         760,534,178      17.2      20.6       8.1
ARD ..........................       10          87,368,093       2.0       2.7       0.0
Partial IO-ARD ...............        3          86,300,000       1.9       2.7       0.0
Fully Amortizing .............       28          25,972,009       0.6       0.1       1.9
IO-ARD .......................        1           5,770,000       0.1       0.2       0.0
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

REMAINING STATED AMORTIZATION TERM (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
  RANGE OF REMAINING STATED       MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
  AMORTIZATION TERMS (MOS.)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only ................       48      $1,903,336,000      43.0%     28.5%     81.7%
141 -- 240 ...................       14          87,042,534       2.0       2.7       0.0
241 -- 300 ...................       13         139,510,423       3.2       4.3       0.2
301 -- 360 ...................      249       2,172,262,358      49.1      60.7      18.0
361 -- 473 ...................        9         123,517,265       2.8       3.8       0.1
                                    ---------------------------------------------   -----
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 141   MAX: 473   WTD. AVERAGE: 351

PROPERTY TYPE

                                                                 % OF
                                                 AGGREGATE      INITIAL     % OF      % OF
                                  NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGED   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
     PROPERTY TYPE               PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

Multifamily ..................       83       $1,218,309,616      27.5%      0.1%     99.4%
   Multifamily ...............       79        1,200,178,330      27.1       0.1      99.4
   Manufactured Housing.......        4           18,131,286       0.4       0.3       0.6
Office .......................       57        1,031,241,937      23.3      32.0       0.0
Retail .......................      331          978,570,432      22.1      30.4       0.0
Hospitality ..................       28          549,794,238      12.4      17.1       0.0
Industrial ...................       37          375,954,503       8.5      11.7       0.0
Self Storage .................       24          156,682,890       3.5       4.9       0.0
Mixed Use ....................        7           71,739,441       1.6       2.2       0.0
Healthcare ...................        3           43,375,525       1.0       1.3       0.0
                                    ------------------------------------------------------
Total ........................      570       $4,425,668,580     100.0%    100.0%    100.0%

----------
(a)  Includes 37 states and the District of Columbia.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 13

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

BALLOONS IN CLASS A-2 AND A-2FL (5 YEARS)

                                                                                  % OF         CUT-OFF
                                                                      CUT-OFF    INITIAL        DATE            REMAINING
       MORTGAGE                                                         DATE    MORTGAGE         LTV               I/O
         LOAN                                            PROPERTY    PRINCIPAL    POOL    DSCR  RATIO  MATURITY   PERIOD  REMAINING
LOAN #  SELLER        LOAN NAME         CITY     STATE     TYPE     BALANCE ($)  BALANCE  (x)    (%)    LTV (%)   (MOS)   TERM (MOS)
------------------------------------------------------------------------------------------------------------------------------------

   18    MLML   Fort Henry Mall     Kingsport      TN  Retail        39,500,000   0.9%   1.68x   74.5%   74.5%      58        58
   28     CRF   Capitol Hill Suites Washington     DC  Hospitality   32,500,000   0.7%   1.49    64.6    64.6       59        59
   91    MLML   110 Pine Building   Long Beach     CA  Office        11,700,000   0.3%   1.35    70.9    68.2       22        58
  110     WFB   Marketplace Club    Duluth         GA  Retail        10,160,000   0.2%   1.20    80.0    75.2        0        60
  111     CRF   377 Carlls Path     Deer Park      NY  Industrial    10,000,000   0.2%   1.63    61.7    61.7       59        59
  184     CRF   Grass Valley Mobile Grass Valley   CA  Manufactured   4,900,000   0.1%   1.36    72.2    72.2       58        58
                Home Park                              Housing
  214     CRF   Energy Plaza        Lafayette      LA  Office         3,800,000   0.1%   1.23    74.2    71.5       21        57
  219     CRF   Stoney Creek        Highland       CA  Self Storage   3,688,365   0.1%   1.60    68.3    63.9        0        57
                Self Storage
                                                                    -----------------------------------------
                                                                    116,248,365   2.6%   1.52x   70.4%   69.5%
                                                                    -----------------------------------------

BALLOONS IN CLASS A-3 AND A-3FL (7-9 YEARS)

                                                                                  % OF         CUT-OFF
                                                                        CUT-OFF   INITIAL        DATE            REMAINING
       MORTGAGE                                                           DATE   MORTGAGE         LTV               I/O
         LOAN                                              PROPERTY    PRINCIPAL   POOL    DSCR  RATIO  MATURITY   PERIOD  REMAINING
LOAN #  SELLER        LOAN NAME        CITY        STATE     TYPE     BALANCE ($) BALANCE  (x)    (%)    LTV (%)   (MOS)   TERM (MOS)
------------------------------------------------------------------------------------------------------------------------------------

   10    CRF   Miami Airport           Miami        FL    Industrial   53,500,000   1.2%   1.37x  79.9%   79.9%     83        83
               Industrial Parks
   40    WFB   FRIS Chicken            Various    Various Retail       24,226,992   0.5    2.67   41.4    33.3       0        98

   47    CRF   10000 Business Blvd.    Dry Ridge    KY    Industrial   11,104,855   0.3    1.46   65.8    52.9       0       100

   48    CRF   4010 Airpark Drive      Owensboro    KY    Industrial   10,098,756   0.2    1.46   65.8    52.9       0       100

   62    Key   Shoppes of Blue Lake    Boca Raton   FL    Retail       16,000,000   0.4    1.28   59.3    51.2       4       112

   77    CRF   Sheraton Denver West    Lakewood     CO    Hospitality  13,500,000   0.3    1.47   54.2    51.4      33        81

   81    CRF   Broadway Business       Phoenix      AZ    Industrial   12,920,000   0.3    1.41   79.8    79.8      93        93
               Center
   84    WFB   Park Place at           Orlando      FL    Office       12,193,424   0.3    1.24   73.5    63.3       0       108
               Metrowest
   93    Key   Detroit Riverview       Detroit      MI    Office       11,665,000   0.3    1.20   79.6    74.7      24        84
               Medical Complex
  101    Key   St. Luke's Cornwall     Cornwall     NY    Office       10,874,000   0.2    1.19   84.0    78.7      24        84
               Medical Complex
  104    WFB   48317-48389 Fremont     Fremont      CA    Industrial   10,700,000   0.2    1.20   65.6    61.5      34        99
               Boulevard
  179    WFB   JL Group Holdings -     Various    Various Retail        5,058,745   0.1    1.29   48.5    40.5       0        96
               Burger King Portfolio
  244   MLML   3002 Prigmor            Joplin       MO    Industrial    2,694,662   0.1    1.18   77.0    70.2       0        80

  280    WFB   Love Field Financial    Dallas       TX    Office        1,819,246   0.0    1.42   72.8    61.5       0       105
               Center Office Building                                 -----------------------------------------
                                                                      196,355,680   4.4%   1.50X  68.3%   63.2%
                                                                      -----------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MORTGAGE POOL PREPAYMENT PROFILE

PARI PASSU COMPANION LOANS(1)

                                        A-NOTE
                                       ORIGINAL
LOAN #           LOAN NAME              BALANCE          TRANSACTION            SERVICER
------------------------------------------------------------------------------------------------

   1     Peter Cooper Village and   $  800,000,000      ML-CFC 2007-5            TBD(4)
         Stuyvesant Town            $2,000,000,000(2)        TBD
                                    $  200,000,000(3)        TBD
  40     FRIS Chicken               $   25,000,000      MSCI 2005-HQ6      Wells Fargo Bank,
                                    $   25,000,000      ML-CFC 2007-5   National Association(4)

                                           B-NOTE       MEZZANINE
                                          ORIGINAL      ORIGINAL
LOAN #          SPECIAL SERVICER          BALANCE        BALANCE
---------------------------------------------------------------------

   1     CWCapital Asset Management LLC   $          0 $1,400,000,000

  40     CWCapital Asset Management LLC   $25,000, 000 $            0

(1)  Does not include two mortgage loans with only a subordinate companion loan,
     Detroit Riverview Medical Complex and St. Luke's Cornwall Medical Complex.

(2)  To be securitized in one or more future transactions by Wachovia Bank,
     National Association.

(3)  To be securitized in a future transaction by MLML.

(4)  Serviced pursuant to a pooling and servicing agreement in connection with a separate commercial mortgage securitizaton.

                     PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                          % OF REM        % OF REM       % OF REM       % OF REM
                                          MORTGAGE        MORTGAGE       MORTGAGE       MORTGAGE
                       COLLATERAL       POOL BALANCE    POOL BALANCE   POOL BALANCE   POOL BALANCE
 PERIOD    LOANS        BALANCE        LOCKOUT/DEF(2)       YM(3)       X% PEN.(4)        OPEN        TOTAL
------------------------------------------------------------------------------------------------------------

March-07    333    $4,425,668,580.13      95.94%            3.78%          0.28%          0.00%      100.00%
March-08    333    $4,412,738,511.45      94.95%            4.77%          0.28%          0.00%      100.00%
March-09    333    $4,397,488,277.88      89.26%           10.46%          0.28%          0.00%      100.00%
March-10    333    $4,376,984,042.64      87.70%           11.67%          0.63%          0.00%      100.00%
March-11    333    $4,352,180,879.93      84.96%           14.18%          0.86%          0.00%      100.00%
March-12    322    $4,160,950,754.00      83.83%           14.57%          1.12%          0.48%      100.00%
March-13    322    $4,122,894,785.90      83.85%           14.56%          1.11%          0.48%      100.00%
March-14    315    $3,955,198,831.41      84.29%           14.06%          1.14%          0.50%      100.00%
March-15    313    $3,895,942,980.14      83.27%           13.74%          1.14%          1.86%      100.00%
March-16    293    $3,783,676,631.93      84.54%           13.93%          0.50%          1.04%      100.00%
March-17      2    $    3,048,804.50      42.28%           57.72%          0.00%          0.00%      100.00%
March-18      2    $    2,745,664.06      38.56%           61.44%          0.00%          0.00%      100.00%
March-19      2    $    2,424,050.51      33.60%           66.40%          0.00%          0.00%      100.00%
March-20      2    $    2,083,184.73      26.66%           73.34%          0.00%          0.00%      100.00%
March-21      2    $    1,721,200.22      16.30%           83.70%          0.00%          0.00%      100.00%
March-22      0                 0.00       0.00%            0.00%          0.00%          0.00%        0.00%

----------

(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)  Including mortgage loans that permit defeasance or x% penalties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 15

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

PETER COOPER VILLAGE AND STUYVESANT TOWN

TEN LARGEST MORTGAGE LOANS

                                                     NUMBER OF
                                                     MORTGAGE                     SHADOW
                                                      LOANS/                      RATING
                                                     MORTGAGED  CUT-OFF DATE      FITCH/
                                          MORTGAGE     REAL       PRINCIPAL      MOODY'S/
LOAN #             LOAN NAME            LOAN SELLER PROPERTIES     BALANCE        S&P(1)
---------------------------------------------------------------------------------------------

  1.   Peter Cooper Village and             MLML       1    2  $ 800,000,000  BBB-/Baa3/BBB-
       Stuyvesant Town
  2.   Tower 45                             MLML       1    1     170,000,000
  3.   Hotel Gansevoort                     CRF        1    1     125,000,000
  4.   Renaissance Austin Hotel             MLML       1    1      83,000,000
  5.   Resurgens Plaza                      Key        1    1      82,000,000
  6.   HSA Memphis Industrial Portfolio     CRF        1   15      67,000,000
  7.   Camp Hill Shopping Center            Key        1    1      65,000,000
  8.   Medical Centre of Santa Monica       CRF        1    1      62,000,000
  9.   Holiday Inn Express - Chelsea        IXIS       1    1      55,000,000
 10.   Miami Airport Industrial Parks       CRF        1    1      53,500,000
                                                      -----------------------
       TOTAL/WEIGHTED AVERAGE                         10   25  $1,562,500,000
                                                      =======================

         % OF
        INITIAL                          LOAN
       MORTGAGE                         BALANCE            CUT-OFF
         POOL     PROPERTY   PROPERTY     PER     DSCR    DATE LTV
LOAN # BALANCE      TYPE      SIZE(2) SF/UNIT(3) (x)(3) RATIO (%)(3)
--------------------------------------------------------------------

  1.      18.1% Multifamily    11,227  $267,213   1.71x     55.6%

  2.      3.8   Office        443,956       383   1.17      52.3
  3.      2.8   Hospitality       187   668,449   1.49      61.3
  4.      1.9   Hospitality       492   168,699   1.57      76.9
  5.      1.9   Office        393,107       209   1.22      72.6
  6.      1.5   Industrial  1,586,544        42   1.35      78.8
  7.      1.5   Retail        466,195       139   1.20      74.8
  8.      1.4   Office        204,747       303   1.65      63.3
  9.      1.2   Hospitality       228   241,228   1.38      58.5
 10.      1.2   Industrial    746,189        72   1.37      79.9
          ----                                    --------------
          35.3%                                   1.54x     60.8%
          ====                                    ==============

----------
(1)  It has been confirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the subject mortgage loan are consistent with those of investment-grade rated obligations.

(2)  Property size is indicated in rooms (for hospitality properties), in dwelling units (for multifamily properties) and square feet for all other property types.

(3)  Calculations with respect to the Peter Cooper Village and Stuyvesant Town
     Loan are based on the aggregate principal balance of the Peter Cooper
     Village and Stuyvesant Town Loan Combination (as defined herein).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 15

                                       16

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            2
Location (City/State)                                               New York, NY
Property Type                                                        Multifamily
Size (Units)                                                              11,227
Percentage Physical Occupancy as of
   November 2006                                                           98.3%
Year Built                                                             1945-1949
Year Renovated                                                           Ongoing
Appraisal Value (As-Is) as of November 1, 2006                    $5,400,000,000
Appraisal Value (As-Stabilized) as of
   January 1, 2011                                                $6,900,000,000
Land Value (As-Is) as of November 1, 2006                         $3,800,000,000
Average Monthly Rent Per Unit                                             $1,707
Underwritten Economic Occupancy(2)                                         96.9%
Underwritten Revenues(2)                                            $481,725,392
Underwritten Total Expenses(2)                                      $145,569,012
Underwritten Net Operating Income (NOI)(2)                          $336,156,380
Underwritten Net Cash Flow (NCF)(2)                                 $333,909,980
2006 NOI                                                            $112,242,474
2005 NOI                                                             $98,862,497
2004 NOI                                                             $92,102,906

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                               November 17, 2006
Cut-off Date Principal Balance                                   $800,000,000(1)
Cut-off Date Loan Balance Per Unit(1)                                   $267,213
Percentage of Initial Mortgage Pool Balance                                18.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.3840%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                           LO(27),Def(89),O(4)(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(1)                                                  55.6%
LTV Ratio at Maturity or ARD(1)                                            55.6%
Underwritten DSCR on NOI(1,2)                                              1.73x
Underwritten DSCR on NCF(1,2)                                              1.71x
Anticipated Shadow Rating (F/M/S)(4)                              BBB-/Baa3/BBB-

(1)  The Peter Cooper Village and Stuyvesant Town loan was originated in the amount of $3,000,000,000 of which $800,000,000 is included in the trust.
     Multiple Pari Passu notes are expected to be securitized during 2007.
     Calculations of LTV, DSCR, and Cut-off Date Loan Balance Per Unit are based on the whole loan amount.

(2)  Underwritten Economic Occupancy, Underwritten Revenues, Underwritten Total
     Expenses, Underwritten Net Operating Income, Underwritten Net Cash Flow,
     Underwritten DSCR on NOI and Underwritten DSCR on NCF are based on underwritten cash flows for 2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property, resulting in
     6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal's projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR on NOI and the Underwritten DSCR
     on NCF. The debt service coverage ratio calculated based on net operating income for 2006 is 0.58x. See "Risk Factors -- Litigation or Other Legal
     Proceedings May Have Adverse Effects on Borrowers" in the prospectus supplement.

(3)  Notwithstanding the "LO(27)" Designation, defeasance lock-out period expires 24 months following the securitization of the last Peter Cooper
     Village and Stuyvesant Town Pari Passu Note.

(4)  It has been comfirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the mortgage loan are consistent with those of investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 16

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 17

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 18

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                   [4 PHOTOS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 19

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Peter Cooper Village and Stuyvesant Town
Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 56-building apartment complex (the "Peter Cooper
Village and Stuyvesant Town Property") situated on approximately 80.43 acres on the island of Manhattan in New York, New York. The complex includes 11,227 apartments, approximately 117,712 square feet of retail and professional space and 400,000 square feet of parking. The Peter Cooper Village and Stuyvesant Town
Loan represents approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance.

The Peter Cooper Village and Stuyvesant Town Loan was originated on November 17,
2006 and has a principal balance as of the cut-off date of $800,000,000. The
Peter Cooper Village and Stuyvesant Town Loan has a remaining term of 117 months and is scheduled to mature December 8, 2016. The Peter Cooper Village and
Stuyvesant Town Loan permits defeasance with United States government obligations beginning two years after the securitization of the last Peter
Cooper Village and Stuyvesant Town Pari Passu Note. The loan may be prepaid without penalty on or after September 8, 2016.

The Peter Cooper Village and Stuyvesant Town Loan is pari passu with other promissory notes (the "Peter Cooper Village and Stuyvesant Town Pari Passu
Notes" and, together with the Peter Cooper Village and Stuyvesant Town Loan, the
"Peter Cooper Village and Stuyvesant Town Loan Combination") that have an aggregate principal balance, including the Peter Cooper Village and Stuyvesant
Town Loan, of $3,000,000,000. The Peter Cooper Village and Stuyvesant Town Pari
Passu Notes are secured by the same mortgage as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes are pari passu in right of payment and in other respects to the Peter
Cooper Village and Stuyvesant Town Loan and have the same interest rate, maturity date and original term to maturity as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes will be held outside of the trust and are expected to be securitized in various transactions. The pooling and servicing agreement for Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2007-C30 securitization will govern the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination. The controlling class of the Wachovia
2007-C30 securitization have the right, in lieu of the controlling class representative of the Series 2007-5 securitization, to direct and advise the master servicer and the special servicer under the Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the Peter Cooper Village and Stuyvesant Town Loan Combination and the
related mortgaged real property. See "Description of the Mortgage Pool -- The
Loan Combinations" in the prospectus supplement.

-----------------------------------
           FIRST MORTGAGE
           $3,000,000,000                Pari Passu Notes
 47.7% Loan to Total Capitalization ---> to be sold in various
   $267,213 per unit/$293 per sf         conduit/fusion
Shadow Rated BBB-/Baa3/BBB- (F/M/S)      securitizations
-----------------------------------

-----------------------------------
             MEZZANINE
           $1,400,000,000
 69.9% Loan to Total Capitalization ---> To be privately
   $391,912 per unit/ $430 per sf        placed
-----------------------------------

-----------------------------------
                                         Sponsor Cash                 $1,000,000,000
           SPONSOR EQUITY                Acquisition Costs and Fees   $  240,000,000
           $1,890,000,000           ---> Interest Reserve             $  400,000,000
                                         General Reserve              $  190,000,000
                                         Cap Ex Reserve               $   60,000,000
-----------------------------------
           $6,290,000,000

THE PROPERTY. Built in response to the demand for housing generated by returning veterans from World War II, MetLife developed both Peter Cooper Village and
Stuyvesant Town as a community-oriented residential enclave in the heart of New
York City. Stuyvesant Town and Peter Cooper Village together comprise 11,232 units (11,227 units of which are rentable) throughout 110 buildings on 80.43 contiguous acres on the island of Manhattan. Stuyvesant Town contains 8,746 units in 35 buildings with 89 separate addresses and Peter Cooper Village contains 2,481 units in 21 buildings. Gross building area for Stuyvesant Town and Peter Cooper Village is 8,942,176 sq. ft. and 3,122,165 sq. ft.,
respectively. Between the two complexes, the net rentable area is 10,750,670 sq.
ft. broken down as follows: Residential: 10,232,958, Retail: 98,039, Office:
19,673, Parking: 400,000. The 10,232,958 rentable sq. ft. of residential space indicates an average unit size of 911 sq. ft. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 20

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units.
The grounds include open landscaped areas, 15 playgrounds, designated sports areas, and the signature Stuyvesant Oval fountain. There are 2,260 licensed parking spaces across six parking garages; laundry facilities and rentable storage services operated by U-haul. Onsite retailers offer neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets.

Currently, approximately 73% of the apartments at the Peter Cooper Village and
Stuyvesant Town Property are rent stabilized. Rent stabilized leases can be 1 or
2 years in length at the option of the tenant. The rental rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving the legal rental rate level and occupant income levels are met.

PETER COOPER VILLAGE AND STUYVESANT TOWN PROPERTY UNIT MIX:

                              PETER COOPER VILLAGE

                                                AVG        PERCENT OF         AVG              AVG             MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)    PCV TOTAL   MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                403              948          16.2%          $2,768           $35.04           $3,595
Deregulated 2 BR                267            1,224          10.8            3,747            36.74            4,641
Deregulated 3 BR                  3            2,162           0.1            6,520            36.19            8,198
                              ---------------------------------------------------------------------------------------
DEREGULATED TOTALS              673            1,063          27.1%          $3,173           $35.83           $4,031

Stabilized 1 BR                 776              947          31.3%          $1,183           $15.00           $3,595
Stabilized 2 BR                 957            1,223          38.6            1,457            14.30            4,641
Stabilized 3 BR                  17            1,489           0.7            1,619            13.04            8,198
Stabilized 4 BR                   1            2,441           0.0            2,705            13.30            8,426
                              ---------------------------------------------------------------------------------------
STABILIZED TOTALS             1,751            1,103          70.6%          $1,338           $14.55           $4,214

TOTAL OCCUPIED UNITS          2,424            1,092          97.7%           1,848           $20.30           $4,082

Vacant 1 BR                      30              947           1.2%             N/A              N/A            3,595
Vacant 2 BR                      27            1,225           1.1              N/A              N/A            4,641
                              ---------------------------------------------------------------------------------------
VACANT TOTALS                    57            1,078           2.3%             N/A              N/A           $4,090
                              ---------------------------------------------------------------------------------------
PCV TOTALS/WTD. AVG.          2,481            1,092         100.0%          $1,848           $20.30           $4,161
                              ---------------------------------------------------------------------------------------

                                 STUYVESANT TOWN

                                                AVG        PERCENT OF         AVG              AVG             MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)    ST TOTAL    MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR               1,386             755           15.8%         $2,504           $39.79           $2,926
Deregulated 2 BR                 872             943           10.0           3,018            38.39            3,658
Deregulated 3 BR                  65           1,165            0.7           4,084            42.06            4,511
Deregulated 4 BR                   1           1,753            0.0           4,950            33.88            6,793
Deregulated 5 BR                   6           1,698            0.1           5,754            40.67            6,580
                              ---------------------------------------------------------------------------------------
DEREGULATED TOTALS             2,330             840           26.6%         $2,750           $39.29           $3,255

Stabilized 1 BR                3,096             755           35.4%         $1,125           $17.88           $2,926
Stabilized 2 BR                2,779             943           31.8           1,380            17.55            3,658
Stabilized 3 BR                  381           1,161            4.4           1,544            15.96            4,511
Stabilized 4 BR                                                 0.0               0                             6,793
Stabilized 5 BR                   31           1,681            0.4           1,958            13.98            6,580
                              ---------------------------------------------------------------------------------------
STABILIZED TOTALS              6,287             867           71.9%         $1,267           $17.53           $3,364

TOTAL OCCUPIED UNITS           8,617             860           98.5%         $1,668           $23.27           $3,335

Vacant 1 BR                       49             751            0.6%            N/A             N/A            $2,926
Vacant 2 BR                       74             943            0.8             N/A             N/A             3,658
Vacant 3 BR                        6           1,145            0.1             N/A             N/A             4,511
                              ---------------------------------------------------------------------------------------
VACANT TOTALS                    129             880            1.5%            N/A             N/A            $3,420
                              ---------------------------------------------------------------------------------------
ST TOTALS/WTD. AVG.            8,746             860          100.0%         $1,668           $23.27           $3,336
                              ---------------------------------------------------------------------------------------
PCV/ST TOTALS/WTD. AVG.       11,227             911         100.00%         $1,707           $22.49           $3,518
                              ---------------------------------------------------------------------------------------

(1)  Information obtained from the Peter Cooper Village and Stuyvesant Town
     Borrower's rent roll dated November 2006.

(2)  Information obtained from Appraisal dated November 10, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 21

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The borrower is expected to spend approximately $125 million in capital expenditures at the Peter Cooper Village and Stuyvesant Town Property financed through amounts on deposit in the General Reserve. Individual apartments are extensively renovated on an ongoing basis as they move to a deregulated status.
Under past ownership, renovated units were given new kitchens and bathrooms.
Kitchens improvements included include maple wood cabinets, granite countertops, new stainless steel sinks, ceramic tile flooring, and a new appliance package.
Bathroom improvements included marble walls, marble tile flooring, granite counter tops, and new porcelain bathroom fixtures. Additional upgrades included new air conditioning units, wall sconces, and window shades. The original parquet flooring is still utilized but was refinished in these units. It is expected that the new ownership will exceed this level of unit renovation quality.

In addition to the unit renovation, major improvements at the property are expected to enhance the overall quality of life at the Peter Cooper Village and
Stuyvesant Town Property. Among the options under consideration are:
installation of roof decks to take advantage the views provided by approximately
80.43 acres of buildings that are of roughly the same height; creation of a central Fitness Center together with multiple satellite locations, upgrading the entrance to Stuyvesant Town, improving lighting on the site, updating signage, providing shuttle busses both within the site and to and from local subways, and reworking the retail concepts along First Avenue.

HISTORICAL OCCUPANCY AND AVERAGE MONTHLY RENTS:

Historical occupancies at the Peter Cooper Village and Stuyvesant Town Property
over the past five years are as follows: 2002 - 97%; 2003 -- 98%; 2004 -- 98%;
2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at
Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for
2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter Cooper Village over the past three years are $1,183, $1,247 and
$1,292 for 2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
$2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are
$1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

THE MARKET.(1) The Peter Cooper Village and Stuyvesant Town Property occupies approximately 80.43 acres below Midtown on the east side of the island of
Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and
First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy
Survey. In 2005, 4,185 new housing units were delivered to the overall market;
this was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year.

The Manhattan residential market has 737,768 housing units according to the 2005
Housing and Vacancy Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between
1995 and 2005, the number of new housing unit permits averaged 4,549.
Approximately 2,400 apartment units are scheduled for delivery in 2007 and 2008 in Manhattan. According to the appraisal of the properties dated November 10,
2006, annual rents for buildings comparable to Stuyvesant Town and Peter Cooper
Village in the neighborhoods surrounding the properties are $40.67 per sq. ft.
for one bedroom apartments, $41.46 per sq. ft. for two bedroom apartments,
$53.83 per sq. ft. for three bedroom apartments, and $48.85 per sq. ft. for four bedroom apartments.

THE BORROWER. The borrower is PCV ST Owner LP, a Delaware limited partnership, which was formed exclusively to own Peter Cooper Village and Stuyvesant Town.
PCV ST Owner LP as of February 16, 2007, has transferred Stuyvesant Town to ST
Owner LP, a Delaware limited partnership formed exclusively to own Stuyvesant
Town, and PCV ST Owner LP and ST Owner LP are jointly and severally liable as the borrower under the Peter Cooper Village and Stuyvesant Town Loan. Each
Borrower is permitted to own the property that it owns together with personal property related thereto and to be a borrower under the Peter Cooper Village and
Stuyvesant Town Loan. Each Borrower is approximately indirectly 11% owned, through various subsidiary entities, by Tishman Speyer and Blackrock Realty
Advisors, Inc.

Tishman Speyer is a privately held company based in New York City engaged in owning, developing, and operating real estate around the world. Since 1978,
Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion USD in total value across the United States, Europe and Latin America. The company owns and/or manages the following buildings in Manhattan: 300 Park Avenue, 375 Hudson
Street, 520 Madison Avenue, 666 Fifth Avenue, The Chrysler Building, Rockefeller
Center, The Lipstick Building, and The MetLife Building.

BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate, and Taft-Hartley pension plans, foundations, endowments, and private investors.
These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt. The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty
Advisors' parent, BlackRock, is 49% owned by Merrill Lynch.

(1)  Certain information obtained from the appraisal of the Peter Cooper Village and Stuyvesant Town Property dated November 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

PROPERTY MANAGEMENT. The Peter Cooper Village and Stuyvesant Town Property is
currently managed by Rose Associates, Inc, a management company operating in the
New York market. Beginning April 1, 2007, the Peter Cooper Village and
Stuyvesant Town Property is expected to be managed by affiliates of either
Tishman Speyer Properties, L.P. or Blackrock Financial Management, or such other manager as approved by lender.

LOCKBOX. A hard lockbox with cash management structure is in place. All excess cash is trapped in the general reserve until such time that the debt service coverage ratio is 1.20x or higher for two consecutive quarters and no "mezzanine accrual period". Thereafter all excess cash will be distributed to the borrower.
"Mezzanine Accrual Period" will exist if the borrower under either of the two most Junior Mezzanine Loans Elects, as permitted under the loan documents, to have the applicable monthly Debt Service Payments accrue on the balance of the mezzanine loan in lieu of making such payments monthly. The borrower may be permitted to use cash flow to make certain distributions to its partners to meet certain tax requirements applicable to its tax exempt partners provided no such distributions are permitted during the first five years of the loan term if a cash sweep period exists and the aggregate amount of all such distributions cannot exceed $16,700,000.

ESCROWS.

                   ESCROWS / RESERVES

TYPE:                             INITIAL       MONTHLY
----------------------------   ------------   ----------
Taxes                          $  3,539,035   $3,539,035
Insurance                      $    987,198   $  493,599
Capital Expenditures Reserve   $ 60,000,000   $      0(1)
General/Interest Reserve       $590,000,000   $        0

(1)  $234,000 per month to the extent of available cash flow after the payment of mortgage and mezzanine debt service.

GENERAL RESERVE/INTEREST RESERVE. A "General Reserve" of $590,000,000 was
established at closing. $400,000,000 can be used for the payment of mortgage and mezzanine loan debt service and $190,000,000 can be used at the discretion of the borrower to pay for expenses related to the Peter Cooper Village and
Stuyvesant Town Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is
1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower. Notwithstanding the foregoing, from and after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant Town Loan is 1.0x or
greater for 2 consecutive calendar quarters (a) the debt service component will be converted to and become a part of the discretionary component and (b) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to $95,000,000.

ADDITIONAL INDEBTEDNESS. Borrower is permitted to obtain up to $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between
November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and borrower has delivered a rating agency confirmation.
Such debt can relate to one or both properties at borrower's election.

MEZZANINE DEBT. 11 mezzanine borrowers (named PCV ST Mezz 1-11 LP and ST Mezz
1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST
Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

SEVERANCE\RELEASE. Subject to the prepayment lockout period, borrower can release (a) an individual property upon partial defeasance of 110% of the allocated loan amount, (b) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper Village and Stuyvesant Town
Property upon partial defeasance of an amount equal to the greater of (1) 110%
of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (2) if applicable, the disposition proceeds from the collateral being released, (c) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (1) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (2) $225.00 per sq. ft. of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (d) without partial defeasance, release of a portion of the mortgaged property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation.
The release of either Stuyvesant Town or Peter Cooper Village is subject to the other property having a debt service coverage ratio of not less than the greater of (A) 1.0x or (B) the debt service coverage ratio immediately prior to the release and a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than a connection with a condemnation) is subject to the remainder of the Peter Cooper Village and Stuyvesant Town Property (i) for
the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.0x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.0x and in each instance after the release of 10 buildings or parcels (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Stuyvesant Town or Peter Cooper Village and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the mortgage loan and each of the mezzanine loans pro rata based on the principal balance of the mortgage loan and each such mezzanine loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

TOWER 45

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               New York, NY
Property Type                                                             Office
Size (Square Feet)                                                       443,956
Percentage Physical Occupancy as of October 31, 2006                      100.0%
Year Built                                                                  1989
Year Renovated                                                               NAP
Appraisal Value                                                     $325,000,000
# of Tenant Leases                                                            52
Average Rent Per Square Foot                                              $48.07
Underwritten Economic Occupancy                                            98.2%
Underwritten Revenues                                                $24,095,283
Underwritten Total Expenses                                          $11,173,354
Underwritten Net Operating Income (NOI)                              $12,921,928
Underwritten Net Cash Flow (NCF)                                     $12,366,983
Trailing 12 NOI (as of October 31, 2006)                             $11,090,546
2005 NOI                                                             $10,045,955
2004 NOI                                                             $13,550,918

                                     [PHOTO]

                           MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                January 25, 2007
Cut-off Date Principal Balance                                      $170,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $383
Percentage of Initial Mortgage Pool Balance                                 3.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                               Fee and Leasehold
Mortgage Rate                                                            6.1230%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),Def(92),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     52.3%
LTV Ratio at Maturity or ARD                                               52.3%
Underwritten DSCR on NOI                                                   1.22x
Underwritten DSCR on NCF                                                   1.17x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Tower 45 Loan") is evidenced by a single promissory note and is secured by a first priority fee and leasehold mortgage encumbering an office building (the "Tower 45 Property") located in New York,
New York. The Tower 45 Loan represents approximately 3.8% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance.

The Tower 45 Loan was originated on January 25, 2007 and has a principal balance as of the cut-off date of $170,000,000. The Tower 45 Loan has a remaining term of 119 months to its maturity date of February 8, 2017. The Tower 45 Loan may be prepaid on or after December 8, 2016 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2007-5 securitization trust.

THE PROPERTY. The Tower 45 Loan is secured by the fee and leasehold interest in a 40-story multi-tenant office building with 443,956 square feet of net rentable area and is located on the south side of West 45th Street through block to West
44th Street between Avenue of the Americas and Seventh Avenue in the Plaza
District sub market of Midtown Manhattan. The Tower 45 Property is currently
100.0% leased to 26 office tenants, two retail tenants and one parking garage tenant. The largest tenant is D.E. Shaw & Company L.P. who leases over 43.4% of the total net rentable area. Other major tenants include Pzena Investment
Management (24,958 sq. ft.) and NEC Business Network Solutions (15,981 sq. ft.).

The following table presents certain information relating to the major tenants at the Tower 45 Property:

                               TENANT INFORMATION

                                                                 CREDIT RATINGS       SQUARE  % OF  BASE RENT         LEASE
TENANT NAME                            PARENT COMPANY        (FITCH/MOODY'S/S&P)(1)    FEET    GLA     PSF         EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

D.E. Shaw & Company L.P.                    NAP                        NR            192,837  43.4%   $48.23        Various(2)
Pzena Investment Management                 NAP                        NR             24,958   5.6%   $48.00   September 30, 2015
NEC Business Network Solutions  NEC Unified Solutions, Inc.            NR             15,981   3.6%   $55.00   September 30, 2011

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  9,711 sq. ft. expires February 28, 2007; 76,284 sq. ft. expires March 31,
     2011; 37,638 sq. ft. expires May 31, 2015; and 69,204 sq. ft. expires March
     31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Tower 45 Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                            CUMULATIVE
                      NUMBER                                     % OF     CUMULATIVE CUMULATIVE  CUMULATIVE   % OF
                    OF LEASES SQUARE FEET % OF GLA  BASE RENT  BASE RENT SQUARE FEET  % OF GLA   BASE RENT   BASE RENT  ANNUAL
YEAR                 EXPIRING   EXPIRING  EXPIRING  EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING   EXPIRING  RENT PSF
-------------------------------------------------------------------------------------------------------------------------------

             Vacant    NAP            0      0.0%  $         0     0.0%          0        0.0%  $         0      0.0%   $ 0.00
                MTM      1          126      0.0             0     0.0         126        0.0             0      0.0      0.00
               2007      2       14,024      3.2       560,960     2.6      14,150        3.2       560,960      2.6     40.00
               2008      4       12,152      2.7       515,596     2.4      26,302        5.9     1,076,556      5.0     42.43
               2009      4       28,697      6.5     1,293,924     6.1      54,999       12.4     2,370,480     11.1     45.09
               2010      4        8,041      1.8       394,086     1.8      63,040       14.2     2,764,566     13.0     49.01
               2011     11      125,933     28.4     6,169,988    28.9     188,973       42.6     8,934,554     41.9     48.99
               2012      5       36,515      8.2     1,873,049     8.8     225,488       50.8    10,807,603     50.6     51.30
               2013      4       31,111      7.0     1,492,401     7.0     256,599       57.8    12,300,004     57.6     47.97
               2014      1       12,355      2.8       543,620     2.5     268,954       60.6    12,843,624     60.2     44.00
               2015      6       81,954     18.5     4,016,923    18.8     350,908       79.0    16,860,547     79.0     49.01
               2016      1       12,479      2.8       598,992     2.8     363,387       81.9    17,459,539     81.8     48.00
               2017      6       69,204     15.6     3,358,811    15.7     432,591       97.4    20,818,350     97.5     48.53
(greater than) 2017      3       11,365      2.6       523,020     2.5     443,956      100.0    21,341,370    100.0     46.02
                       -----------------------------------------------
TOTAL                   52      443,956    100.0%  $21,341,370   100.0%
                       -----------------------------------------------

(1)  Information obtained from Tower 45 Borrower's rent roll dated October 31,
     2006.

THE MARKET.(1) The Tower 45 Property is located in the Plaza District ("Plaza
District") submarket of Manhattan. The Plaza District has historically evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. The average direct primary (Class A) asking rental rate in the four Plaza District sub districts averaged $72.25 in the third quarter of
2006, considerably above the overall direct primary Midtown average of $60.71.

(1)  Certain information obtained from the appraisal of the Tower 45 Property dated December 5, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising and communications. Seventeen Fortune 500
Industrial companies have headquarters in the Plaza District, including RJR
Nabisco Holdings, Bristol-Myers Squibb and Colgate-Palmolive. There are about two dozen Fortune 500 Service companies in the Plaza District as well, notably,
Chase Manhattan Bank, Citicorp, Time Warner and Bear Stearns.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finest hotels are located in the immediate vicinity of the Tower 45 Property, including
The Parker Meridian, The Ritz-Carlton and The Plaza. Within walking distance are the New York Palace, the St. Regis Hotel, The Four Seasons, as well as The
Waldorf-Astoria. More moderately priced hotels are found in the Tower 45
Property's immediate vicinity as well, including the Salisbury, the Helmsley
Windsor, the Wyndham and the New York Hilton.

Many of New York's most famous attractions are located in and near the Plaza
District. East of the Tower 45 Property on Fifth Avenue is St. Patrick's
Cathedral and the renowned Rockefeller Center. Short walks from the Tower 45
Property are the United Nations, Radio City Music Hall, the Museum of Modern
Art, the New York Public Library and Central Park. Notable restaurants within the District include Lutece, Smith & Wollensky, "21" Club, The Sea Grill, the
Rainbow Room, China Grill, The Four Seasons and La Reserve.

The Property is accessible from all major Manhattan commuter transportation hubs. Grand Central Station is a short walk away from the Tower 45 Property.
Commuters arriving at the Port Authority Bus Terminal may also reach the Tower
45 Property by the Times Square Shuttle to Grand Central Terminal.

THE BORROWERS. The borrowers obligated under the promissory note for the Tower
45 Loan are SLG Tower 45 LLC (the "Tower 45 Fee Borrower") and SLG Tower 45
Lessee LLC (the "Tower 45 Leasehold Borrower), (collectively, the "Tower 45
Borrower"). Each Tower 45 Borrower is a single-purpose, bankruptcy remote entity. SLG Tower 45 Lessee LLC is owned and controlled by SL Green Realty Corp.
(the " Tower 45 Sponsor"), a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Tower 45 Sponsor is the only publicly held REIT that specializes exclusively in this niche. As of
December 31, 2006, the Tower 45 Sponsor owned 28 office properties totaling 19.0 million square feet. The Tower 45 Sponsor's retail space ownership totals
296,000 square feet at eight properties.

REVERSE 1031 EXCHANGE. At loan origination, the Tower 45 Property was subject to a reverse 1031 exchange transaction. SLG Tower 45 LLC is owned and controlled by
Building Exchange Company, in its capacity as an "exchange accommodation titleholder," as defined in Revenue Procedure 2000-37, 2000-2 C/B 308 promulgated under the Internal Revenue Code. Tower 45 Fee Borrower and Tower 45
Leasehold Borrower have entered into a triple net master lease with Tower 45 Fee
Borrower as landlord and Tower 45 Leasehold Borrower as tenant. The reverse 1031 exchange is required to be completed within 180 days of the loan origination, at which time, Building Exchange Company will transfer the equity in Tower 45 Fee
Borrower to the Tower 45 Sponsor or an affiliate of SL Green Operating
Partnership, L.P. and the master lease will be terminated. Upon consummation of the reverse 1031 exchange transaction, the Tower 45 Loan will have one borrower,
Tower 45 Fee Borrower, which will be owned and controlled by the Tower 45
Sponsor. Tower 45 Borrower's failure to comply with the covenants in the loan documents pertaining to the reverse 1031 exchange transaction is an event of default under the loan documents, and the Tower 45 Loan is recourse to the Tower
45 Sponsor for losses lender suffers if the reverse 1031 exchange does not occur in accordance with the terms and conditions of the loan documents.

PROPERTY MANAGEMENT. The property is managed by SL Green Management, LLC, an affiliate of the Tower 45 Sponsor.

LOCKBOX. All tenants at the Tower 45 Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due lender under the loan documents, and (iii) prior to a default, the balance to be paid to Tower 45 Borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to Tower 45 Loan:

              ESCROWS/RESERVES

TYPE:                    INITIAL     MONTHLY
--------------------   ----------   --------
Tax                    $1,103,388   $551,694
Insurance              $   56,154   $ 11,231
Replacement Reserves   $    9,249   $  9,249

ADDITIONAL DEBT. Solely in connection with the reverse 1031 exchange transaction, the Tower 45 Loan has subordinate debt that is not secured by the
Tower 45 Property, but is secured by the equity interests in the Tower 45 Fee
Borrower. An affiliate of Sponsor, SL Green Funding LLC, loaned $140,671,602 to
Building Exchange Company to be used for the acquisition of the Tower 45
Property. This junior loan is subject to a subordination and standstill agreement with lender and must be satisfied in full at the time the reverse 1031 exchange is consummated.

RELEASE PROVISIONS. None

SUBSTITUTION PROVISIONS. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

HOTEL GANSEVOORT

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               New York, NY
Property Type                                                        Hospitality
Size (Rooms)                                                                 187
Percentage Physical Occupancy as of
   December 31, 2006                                                       83.9%
Year Built                                                                  2004
Appraisal Value                                                     $204,000,000
Underwritten Economic Occupancy                                            83.9%
Underwritten Revenues                                                $30,321,686
Underwritten Total Expenses                                          $14,679,500
Underwritten Net Operating Income (NOI)                              $15,642,186
Underwritten Net Cash Flow (NCF)                                     $14,425,953

                                    [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               February 13, 2007
Cut-off Date Principal Balance                                      $125,000,000
Cut-off Date Loan Balance Per Room                                      $668,449
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.4700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          336
Original Call Protection                                   LO(24), Def(92), O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     61.3%
LTV Ratio at Maturity or ARD                                               53.7%
Underwritten DSCR on NOI(1)                                                1.62x
Underwritten DSCR on NCF(2)                                                1.49x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.91x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.76x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Hotel Gansevoort Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering a full service luxury hotel located in New York, New York (the "Hotel Gansevoort
Property"). The Hotel Gansevoort Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance.

The Hotel Gansevoort Loan was originated on February 13, 2007, and has a principal balance as of the cut-off date of $125,000,000. The Hotel Gansevoort
Loan has a remaining term of 120 months and a scheduled maturity date of March
8, 2017. The Hotel Gansevoort Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Hotel Gansevoort Loan is permitted on or after December 8,
2016, without penalty.

THE PROPERTY. The Hotel Gansevoort Property is a 187-room full service, luxury hotel, located in the heart of Manhattan's Meatpacking District, which opened in
March of 2004. Amenities at the property include a heated rooftop pool and garden with 360 degree views of Manhattan and the Hudson River, the indoor/outdoor 2-story Ono restaurant and bar owned by Jeffrey Chodorow, which opened in 2004 ($11 million invested by tenant in improvements), a rooftop event loft and lounge (which caters to large corporate and high net worth individual's events), leased retail space, 2 meeting rooms and the 3,500 square foot G Spa and Lounge, which opened in January, 2006.

The guest rooms are outfitted with feather beds, Egyptian cotton linens, plasma screen TVs, high-speed internet access, Sony CD players, multi-line telephones with voice mail and data line capabilities and safes that accommodate a laptop computer. The hotel's suites include Bose 3-2-1 home entertainment systems, cordless telephones and balconies. Additional hotel amenities include: WiFi throughout the entire hotel, a fitness center, 24-hour room service, concierge, business center and same day laundry/dry cleaning services. Additionally, the hotel has arranged for a 24-hour car service for hotel guests and rooftop bar patrons.

The following tables present certain information regarding the Hotel Gansevoort
Loan Property.

                             OPERATIONAL STATISTICS

                             2005      2006    APPRAISAL     UW
                           -------   -------   ---------   -------
Average Daily Rate (ADR)   $388.46   $434.55    $443.68    $434.56
Occupancy %                  83.90%    83.93%     82.00%     83.93%
RevPAR                     $325.92   $364.72    $363.82    $364.72

                             PENETRATION INDICES (1)

  PROPERTY NAME    ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
----------------   ---------   ---------------   ------------
Hotel Gansevoort     103.6%         97.4%           100.9%

(1)  Estimated Penetration Indices based on actual hotel performance in 2006 and a STR Report dated February 6, 2007 for local comparables hotels. The Hotel
     Gansevoort does not participate in Smith Travel Research.

THE MARKET(1). The Hotel Gansevoort Property is located in Manhattan's
Meatpacking District, which historically provided warehousing to businesses that distributed meat products to the City of New York. Currently, the Meatpacking
District caters to a growing residential population, while also attracting patrons from throughout Manhattan to the restaurants, bars, clubs and high-end retail stores. Over the past decade, the neighborhood has undergone a significant transition from warehouse/distribution uses to residential and leisure uses including the redevelopment of existing warehouse buildings into upscale condominium buildings, retail and office space, art galleries, restaurants and clubs. The Meatpacking District is in close proximity to the
West Side Highway. In addition, the 14th Street station provides access to the
A, C, E and L subway lines as well as the M14 bus line.

THE BORROWERS. The borrower, Gansevoort, LLC (the "Hotel Gansevoort Borrower"), is a single purpose Delaware limited liability company that is obligated for the entire loan amount. The co-borrower, Regent SPE LLC, a single purpose Delaware limited liability company, is obligated for a portion of the loan amount
(12.6160% of each interest only payment and $101,729.51 of each principal and interest payment). The non-recourse carve out guarantor is William S. Achenbaum.
Mr. Achenbaum has developed, owned and operated hotels, multifamily, office and industrial properties for over 45 years.

PROPERTY MANAGEMENT. The property manager for the Hotel Gansevoort Loan is
WSA-NY Manager, an affiliate of the Hotel Gansevoort Borrower.

LOCKBOX. The loan requires a hard lockbox and in-place cash management. The loan documents require the Hotel Gansevoort Borrower to (i) cause all revenue
(including credit card receivables) to be deposited into the lockbox account and
(ii) direct all tenants to pay their rent directly to the lockbox account. Prior to an event of default, payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default, all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Hotel Gansevoort Loan.

               ESCROWS / RESERVES

TYPE:                         INITIAL    MONTHLY
--------------------------   --------   --------
Taxes                        $516,571   $129,143
Insurance                    $230,460   $ 18,614
Capital Expenditure / FF&E   $      0   $ 38,750
Ground Rent Reserve(1)       $      0   $64,1171

(1)  The security for the Hotel Gansevoort Loan is the overlapping fee and leasehold interest in the Hotel Gansevoort Property. The Hotel Gansevoort
     Borrower (as tenant under the ground lease) agreed to pay the lender each month, on behalf of the Hotel Gansevoort Co-Borrower (as landlord under the ground lease) the Hotel Gansevoort Co-Borrower's portion of debt service due under the Hotel Gansevoort Loan, which amount will be deducted from the ground rent due and owing from the Hotel Gansevoort Borrower to the Hotel
     Gansevoort Co-Borrower in such month. The monthly ground rent reserve is an amount equal to applicable monthly ground rent due and payable under the ground lease, less the portion of monthly debt service attributable to the
     Hotel Gansevoort Co-Borrower in such month.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

RENAISSANCE AUSTIN HOTEL

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Austin, TX
Property Type                                                        Hospitality
Size (Rooms)                                                                 492
Percentage Physical Occupancy as of December 31, 2006                      73.0%
Year Built                                                                  1986
Year Renovated                                                              2006
Appraisal Value                                                     $108,000,000
Underwritten Economic Occupancy                                            72.5%
Underwritten Revenues                                                $32,440,990
Underwritten Total Expenses                                          $23,825,860
Underwritten Net Operating Income (NOI)                               $8,615,130
Underwritten Net Cash Flow (NCF)                                      $7,317,491
2006 NOI                                                              $7,675,469
2005 NOI                                                              $5,711,158
2004 NOI                                                              $5,016,916

                                     [PHOTO]

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                December 8, 2006
Cut-off Date Principal Balance                                       $83,000,000
Cut-off Date Loan Balance Per Room                                      $168,699
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5065%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(27),Def(90),O(3)
                                                                None at Closing,
Lockbox                                                           Springing Hard
Cut-off Date LTV Ratio                                                     76.9%
LTV Ratio at Maturity or ARD                                               76.9%
Underwritten DSCR on NOI                                                   1.85x
Underwritten DSCR on NCF                                                   1.57x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Renaissance Austin Hotel Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Renaissance Austin Hotel Property") located in Austin,
Texas. Renaissance Austin Hotel Loan represents approximate 1.9% of the initial mortgage pool balance and approximate 2.6% of the initial loan group 1 balance.

The Renaissance Austin Hotel Loan was originated on December 8, 2006, and has a principal balance as of the cut-off date of $83,000,000. The Renaissance Austin
Hotel Loan has a remaining term of 117 months and a scheduled maturity date of
December 8, 2016. The Renaissance Austin Hotel Loan permits defeasance with US
Government obligations beginning two years after securitization. The Renaissance
Austin Hotel Loan may be voluntarily prepaid without payment of a prepayment premium from and after October 8, 2016.

THE PROPERTY. The Renaissance Austin Hotel Property is a 492-room full service hotel that was built in 1986 and substantially renovated in 2003 and 2006. The hotel is situated on a 9.74-acre parcel and contains approximately 60,000 square feet of meeting space, a restaurant and lounge, a night club, an indoor swimming pool and whirlpool, a fitness center, and a business center. The Renaissance
Austin Hotel Property consists of one ten-story square tower configured around an interior open atrium. A $4.4 million renovation ($8,943/room) was recently completed that included a $1 million renovation to the 30,000 square foot exhibit hall, an upgrade and relocation of the restaurant, improvements to the health club and pool areas, new Marriott bedding in the guestrooms as well as the conversion of 14 Atrium suites to 28 standard guest rooms.

The following tables present certain information regarding the Renaissance
Austin Hotel Property:

                             OPERATIONAL STATISTICS

               2004         2005         2006          UW
            -------------------------------------------------
Occupancy         73.7%        72.1%        72.5%        72.5%
ADR         $   118.37   $   126.73   $   141.74   $   145.74
RevPAR      $    87.21   $    91.33   $   102.81   $   105.71
NOI         $5,016,916   $5,711,158   $7,675,469   $8,615,130
NCF         $3,975,712   $4,584,158   $6,443,796   $7,317,491

                             OPERATIONAL STATISTICS(1)

                  PROPERTY                    COMPETITIVE SET                    INDEX
       -----------------------------------------------------------------------------------------
       OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY    ADR    REVPAR
       -----------------------------------------------------------------------------------------

2004     73.3%     $118.40   $ 86.84     62.7%     $108.22   $67.80     117.1     109.4    128.1
2005     72.0%     $126.75   $ 91.30     67.8%     $120.69   $81.78     106.3     105.0    111.6
2006     73.0%     $143.75   $104.93     69.3%     $135.65   $94.04     105.3     106.0    111.6

THE MARKET.(2) The Renaissance Austin Hotel Property is located in metropolitan
Austin, Texas. With over 1.4 million people, Austin is the state capital and is within 220 miles of Texas' three largest cities: Dallas, Houston and San
Antonio. From 1990 to 2000, the Austin-Round Rock MSA experienced population growth at a rate more than three times faster than the national average and is expected to continue at a 2.5% growth rate. Austin's economy, historically driven by the public sector, has more recently been fueled by the growth of high technology firms including IBM, Motorola, Samsung and Advanced Micro Devices.
Dell Computers is the largest employer in the area. More traditional economic forces in the city are still strong and include government jobs and investments as well as the state's flagship university, the University of Texas at Austin.
Austin's unemployment rate has consistently been below both the state and national average. In 2005, the unemployment rate for the MSA was 4.3% while the same rate for the state and the nation were at 5.3% and 5.1%, respectively.

The Austin Convention Center recently underwent a $110 million expansion and now encompasses six city blocks. The increased capacity at this facility has increased room night compression in the market, and it is expected that Austin will capture more tier-two and some tier-one convention meetings and group demand. The Renaissance Austin Hotel Property's primary competitive set includes ten full-service hotels (3,426 rooms) as well as other premiere properties in downtown Austin. The Renaissance Austin Hotel Property has a significant competitive advantage due to its large amount of exhibit and meeting space and its Arboretum location. The Renaissance Austin Hotel Property offers more than twice as much function space per guestroom as the competitive set and has the most meeting space of any hotel in the Arboretum submarket. In 2005, Austin's hotels experienced a 20.5% surge in RevPAR growth according to STR, the highest recorded for the city since STR began tracking the market in 1987. The city also showed a 19.6% increase in RevPAR in the first half of 2006.

(1)  Per Smith Travel Research ("STR) Report dated December 2006.

(2)  Certain information obtained from the appraisal of the Renaissance Austin
     Hotel Property dated December 18, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE BORROWER. The borrower, DRH Austin Owner Limited Partnership (the
"Renaissance Austin Hotel Borrower"), is a Delaware limited partnership and a single purpose entity owned directly or indirectly by the DiamondRock
Hospitality Company ("DRH"). DRH (NYSE: DRH) is a self-advised real estate company committed to maximizing shareholder value through investing in premium full-service hotels and certain premium urban select-service hotels. DRH began operations in July 2004, became a public company in May 2005 and currently owns
17 hotels. As of February 9, 2006, the Company had an equity market capitalization of over $1.68 billion and a stock price of $18.50. The 52-week range for the stock is $12.26 to $19.16. As of December 8, 2006, the company's total debt to enterprise value was 38.8%. All of the DRH's debt carries fixed interest rates, with a weighted-average interest rate of 5.73%.

DRH believes that it can create significant value in its portfolio through innovative asset management strategies such as rebranding, renovating or repositioning. DRH is committed to regularly evaluating its portfolio to determine if these value-added strategies can be employed at its hotels. DRH has rebranded two of its properties, including one conversion from an independently branded hotel to a Marriott brand, which contributed to a 31% increase in revenues and significantly increased operating margins at the hotel in 2005 compared to pro forma 2004. DRH also budgeted to spend approximately $89.5 million in 2006 on identified value-added capital investment opportunities at its existing hotels. The opportunities ranged from room renovations to a total renovation and repositioning.

OPERATING LEASE. Operation and control of the Renaissance Austin Hotel Property is effectuated through a single operating lease (the "Renaissance Austin Hotel
Lease"), with DRH Austin Tenant Limited Partnership as the operating lessee. DRH
Austin Tenant Limited Partnership is a single purpose Delaware limited partnership and an affiliate of the Renaissance Austin Hotel Borrower
(controlled by DiamondRock Hospitality Limited Partnership, the upstream entity controlling both the Renaissance Austin Hotel Borrower and DRH Austin Tenant
Limited Partnership). The Renaissance Austin Hotel Lease is subordinated to the
Renaissance Austin Hotel Loan. All personal property, funds, FF&E and fixed asset supplies are owned by Renaissance Austin Hotel Borrower. Additionally, DRH
Austin Tenant Limited partnership has pledged its assets to Renaissance Austin
Hotel Borrower pursuant to a security agreement, which has been assigned to lender as collateral for the Renaissance Austin Hotel Loan. If an event of default occurs under the loan documents and Renaissance Austin Hotel Borrower shall not have cured such event of default within the applicable notice period set forth in the loan documents, lender has the right to cause the termination of the Renaissance Austin Hotel Lease. Upon expiration of the Renaissance Austin
Hotel Lease, Renaissance Austin Hotel Borrower may renew or enter into a new hotel lease with DRH Austin Tenant Limited Partnership, in substantially the same form as the Renaissance Austin Hotel Lease, without lender's consent.

PROPERTY MANAGEMENT. Renaissance Hotel Operating Company, a subsidiary of
Marriott International, Inc., manages the Renaissance Austin Hotel Property. The management agreement expires on December 31, 2025 and provides for three successive ten-year renewal terms that will be automatically exercised unless prior notice is given to the Renaissance Austin Hotel Borrower. Provided
Marriott or a Marriott affiliate is managing the Renaissance Austin Hotel
Property, lender reserves the right to remove management of the Renaissance
Austin Hotel Property only upon a continuing event of default under the management agreement or the insolvency of the property manager, in each instance, only to the extent that such termination is permitted under the terms of the management agreement. If Marriott or a Marriott affiliate is not managing the Renaissance Austin Hotel Property, lender reserves the right to remove management of the Renaissance Austin Hotel Property (i) upon a continuing event of default under the loan documents or the management agreement; or (ii) for items including, but not limited to, fraud, gross negligence, willful misconduct or misappropriation of funds.

LOCKBOX. The Marriott affiliate collects and applies all rent, credit card and other payments in accordance with the terms of the management agreement to: (i)
operating expenses for the Renaissance Austin Hotel Property; (ii) base management fee, (iii) amounts due to Renaissance Austin Hotel Borrower under the management agreement in the nature of the Renaissance Austin Hotel Borrower's owners priority and additional distribution (from which monthly debt service will be paid); (iv) any incentive management fees; and (v) the Renaissance
Austin Hotel Borrower's additional distributions. The Renaissance Austin Hotel
Borrower's owners priority and additional distributions will be deposited into the Cash Management Account.

At such time as the management agreement with the Marriott affiliate is no longer in effect, Renaissance Austin Hotel Borrower is required to direct all rent, credit card and other payments/revenues directly into a lockbox account acceptable to Lender, which funds will be swept into a cash management account with lender. Monies in the cash management account will be applied to: (i)
monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents; (ii) other amounts, if any, due to lender under the loan documents; (iii) lockbox bank charges, if any; and (iv) prior to a default, the balance to be paid to Renaissance Austin Hotel Borrower.

ESCROWS. A replacement reserve equal to 4% of gross revenues will be funded monthly into a reserve account administered by property manager. In addition, an amount equal to one-twelfth of all annual tax bills and the insurance premium for the Renaissance Austin Hotel Property will be funded each accounting period
(varies between a four and five week period in accordance with property manager's accounting period) into a manager-administered account. The interests of Renaissance Austin Hotel Borrower and DRH Austin Tenant Limited Partnership
in such reserve accounts have been pledged to lender.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ADDITIONAL DEBT. None permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

RESURGENS PLAZA

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Atlanta, GA
Property Type                                                    Suburban Office
Size (Square Feet)                                                       393,107
Percentage Physical Occupancy as of November 30, 2006                      95.1%
Year Built                                                                  1988
Year Renovated                                                               NAP
Appraisal Value                                                     $113,000,000
# of Tenant Leases                                                         19(2)
Average Rent Per Square Foot                                           $28.83(2)
Underwritten Economic Occupancy                                            91.4%
Underwritten Revenues                                                $11,333,727
Underwritten Total Expenses                                           $3,687,675
Underwritten Net Operating Income (NOI)                               $7,646,052
Underwritten Net Cash Flow (NCF)                                      $6,885,370
Trailing 10 annualized NOI (as of 10/31/2006)                         $6,541,567
2005 NOI                                                              $7,147,128
2004 NOI                                                              $7,192,295
2003 NOI                                                                     NAV

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     1
Origination Date                                                November 30,2006
Cut-off Date Principal Balance                                    $82,000,000(1)
Cut-off Date Loan Balance Per SF/Unit                                 $208.59(1)
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                        Leasehold/Fee air rights
Mortgage Rate                                                          5.565%(3)
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(27),Def(89),O(4)
Lockbox                                          Soft at closing, Springing Hard
Cut-off Date LTV Ratio                                                     72.6%
LTV Ratio at Maturity or ARD                                               67.5%
Underwritten DSCR on NOI(4)                                                1.37x
Underwritten DSCR on NCF(5)                                                1.22x

(1)  Based on a March 1, 2007 cut-off date.

(2)  Information based on the Resurgens Plaza Borrower's November 30, 2006 rent roll.

(3)  The interest rate is 5.475% through November 30, 2009, bumps to 5.565% from
     December 1, 2009 through November 30, 2012, and is 5.665% from December 1,
     2012 thereafter until payment in full of the loan.

(4)  The Underwritten DSCR on NOI during the interest only period is 1.68x.

(5)  The Underwritten DSCR on NCF during the interest only period is 1.51x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Resurgens Plaza Loan") is evidenced by a single promissory note secured by first priority fee in airspace/air rights and leasehold mortgage lien encumbering a Class-A office building (the "Resurgens
Plaza Property") located in Atlanta, Georgia. The Resurgens Plaza Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.5% of the initial loan group 1 balance.

The Resurgens Plaza Loan was originated on November 30, 2006, and has a principal balance as of the cut-off date of $82,000,000. The Resurgens Plaza
Loan has a remaining term of 117 months and a scheduled maturity date of
December 1, 2016. The Resurgens Plaza Loan is not prepayable except in whole on any monthly payment date beginning 3 months prior to the maturity date. Any prepayment made in violation of the foregoing sentence is subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of 1% of the then outstanding principal balance and yield maintenance
(calculated using a discount rate equal to the applicable U.S. Treasury Rate).
The Resurgens Plaza Loan is permitted to be defeased at any time after 2 years after the securitization "start-up date", subject to standard defeasance requirements.

THE PROPERTY. The Resurgens Plaza Loan is secured by a leasehold interest and a fee interest in air rights in a 27-story, Class-A office building totaling
393,107 net rentable square feet, located in Atlanta, Fulton County, Georgia.
The subject property, developed in the air rights over the Metropolitan Atlanta
Rapid Transit Authority ("MARTA") in 1988, is of neo-classical design, and contains a concierge staffed Grand Lobby on the 11th floor, which is framed on the north end by a semi-circular grand staircase, and framed on the south end by a stained glass panel. The building is at street grade on its north side and the north-south route of the MARTA light rail Lenox Station is connected along the southern face of the building, with building access via the 3rd floor lobby.
Levels 1-10, including the remainder of floor 3, which is not lobby area, consist of interior parking decks and the levels above are utilized for office tenants.

The property is 95.1% occupied with 19 tenants. The building houses the headquarters of the largest tenant, RSUI Indemnity Company ("RSUI"), which is a leading underwriter of wholesale specialty insurance, including property, casualty, professional liability and directors and officers liability coverage.
Alleghany purchased RSUI in July, 2003. Other major tenants include the headquarters of Fisher & Phillips, LLP and Epstein, Becker & Green, PC. Fisher &
Phillips, LLP, founded in 1943, was the first firm to exclusively represent employers in labor and employment practices, and its 200 attorneys in 17 locations currently practice law in the areas of labor, employment, civil rights, employee benefits, and business immigration. The 380 attorneys at the 11 office locations of Epstein, Becker & Green, PC, founded in 1973, practice in the areas of labor and employment, health care and life sciences, corporate transactional work, commercial litigation, real estate, and environmental law.

The following table presents certain information relating to the major tenants at the Resurgens Plaza Property:

                               TENANT INFORMATION

                                                    CREDIT RATINGS       SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                   PARENT COMPANY   (FITCH/MOODY'S/S&P)(1)     FEET    GLA       PSF       EXPIRATION
------------------------------------------------------------------------------------------------------------------

RSUI                            Alleghany           NR/Baa2/BBB+        134,124   34.1%    $27.16      June 2020
Fisher & Phillips, LLP                                   NR              71,207   18.1      30.01    December 2010
Epstein, Becker, & Green PC                              NR              59,327   15.1      25.84     October 2014

The following table presents certain information relating to the lease rollover schedule at the Resurgens Plaza Property:

                           LEASE ROLLOVER SCHEDULE(2)

               NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE    CUMULATIVE %
             OF LEASES     FEET        GLA       BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

MTM              0              0        0%    $         0        0%             0          0%      $         0          0%
2007             1          9,925      2.5         250,446      2.4          9,925        2.5           250,446        2.4
2008             2          8,961      2.3         179,877      1.7         18,886        4.8           430,323        4.1
2009             1          3,460      0.9         104,135      1.0         22,346        5.7           534,458        5.1
2010             3         82,116     20.9       2,434,621     23.4        104,462       26.6         2,969,079       28.5
2011             5         43,964     11.2       1,242,802     11.9        148,426       37.8         4,211,881       40.5
2012             1          2,937      0.7          85,946      0.8        151,363       38.5         4,297,827       41.3
2013             1         23,784      6.1         782,969      7.5        175,147       44.6         5,080,796       48.8
2014             1         59,327     15.1       1,533,428     14.7        234,474       59.6         6,614,224       63.6
2015             0              0        0               0        0        234,474       59.6         6,614,224       63.6
2016             1          5,373      1.4         149,047      1.4        239,847       61.0         6,763,271         65
2017             0              0        0               0        0        239,847       61.0         6,763,271         65
Thereafter       1        134,124     34.1       3,642,568     35.0        373,971       95.1        10,405,839        100
Vacant           0         19,136      4.9               0        0        393,107        100        10,405,839        100
-------------------------------------------------------------------
TOTAL           17        393,107      100%    $10,405,839      100%
-------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Information obtained from the Resurgens Plaza Borrower's rent roll dated
     November 30, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE MARKET.(1) The Resurgens Plaza Property is located within the northern portion of Atlanta, central portion of Fulton County, Georgia, within the
Atlanta MSA. The neighborhood is in the heart of the Buckhead community, known locally and nationally as one of the primary business districts of Atlanta, as well as a vibrant retail and entertainment venue and an upscale residential area. The neighborhood is approximately seven miles northeast of the Atlanta central business district (CBD). Nearly three-fourths of the office sector within the Buckhead submarket is comprised of Class-A office space. This submarket commands the highest rent in the city and continues to see growth in high-rise office development. Lenox Square Mall, a 1.5 million square feet indoor mall, which possesses anchor tenants Macy's, Neiman Marcus, and
Bloomingdale's, as well as 200 smaller shops and restaurants, is located within walking distance. Located across from the Lenox Square Mall is Phipps Plaza, a 1 million square feet mall, which includes anchor tenants Saks Fifth Avenue,
Parisian, and Nordstrom, and designers such as Armani Exchange, Versace, Gucci,
Tiffany, as well as restaurants and a 14-screen cinema. Complementing these malls are a variety of commercial developments, including power shopping centers, a multi-story community center, and various strip retail centers. The area also has a significant level of apartments, condominiums, and many exclusive residential areas. Also, Buckhead is a home to many high-end hotels, and institutions such as American Intercontinental University and Bauder
College.

Buckhead office market's Class-A sector consisted of 43 projects with approximately 12.3 million square feet of office space Year-End 2006. Class-A office property occupancy for the Year-End 2006 was 88.5%, and average quoted rates for available space were $26.36/sf.

Metropolitan Atlanta is home to 27 companies ranked among the latest Fortune
1,000 companies and 15 of which are ranked among the Fortune 500. A strong economic base is evidenced by steady increases in population, in the diversity of the work force, and in job growth. Atlanta continues to gain new jobs faster and to maintain unemployment levels lower than most areas of the United States.
Major employers include Delta Airlines, Publix Supermarkets, BellSouth, Kroger,
and Wal-Mart.

THE BORROWER. Behringer Harvard 945 East Paces Ferry Road, LLC, a Delaware
limited liability company (the "Resurgens Plaza Borrower") is a single member special purpose entity and bankruptcy remote. The Resurgens Plaza Borrower is owned 100% by Behringer Harvard Operating Partnership I, L.P., of which the general partner Behringer Harvard REIT I, Inc. holds a 1% interest and BHR
Partners, LLC holds a 90% limited partnership interest, with the remainder being held by third-party investors.

Behringer Harvard REIT I, Inc., was incorporated in June 2002 as a real estate investment company that sponsors investment products to meet the needs of savvy, diversification-minded investors. Behringer Harvard acquires and operates institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. The company also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Behringer Harvard completed its first property acquisition in October 2003, and as of 11/27/2006, owned interests in 23 office properties located in California, Colorado, Georgia,
Maryland, Minnesota, Missouri, Oregon, Texas, Tennessee and Washington, D.C. All
of these properties consist of developed institutional quality office buildings, which total approximately 4.7 million rentable square feet.

PROPERTY MANAGEMENT. The Resurgens Plaza Property will be managed by HPT
Management Services, LP, a Texas limited partnership (the "Resurgens Property
Manager"), pursuant to a Master Management Agreement. The Resurgens Property
Manager is entitled to subcontract its management obligations under the Master
Management Agreement. Lender has the ability to terminate the Resurgens Property
Manager in the event of (i) an event of default under the Resurgens Plaza Loan documents, (ii) a default under the Master Management Agreement, or (iii) a bankruptcy of the Resurgens Property Manager.

All properties owned by Behringer Harvard are managed by its subsidiary, HPT
Management Services, LP ("HPT"). HPT may contract with third parties to handle day-to-day management. HPT contracts with CB Richard Ellis for management and leasing of the Resurgens Plaza Property. HPT manages 21 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, Oregon,
Texas, Tennessee, and Washington D.C. All of these properties consist of developed institutional quality office buildings with approximately 4.7 million rentable square feet.

LOCKBOX. Tenants pay directly into a hard lockbox, with springing cash management triggered upon an event of default under the loan documents and ending if and when such event of default is cured and such cure has been accepted by lender, provided that no more than 2 trigger events and cures occur in any 12 month period or more than 5 times during the term of the Resurgens
Plaza Loan.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ESCROWS. The following escrow/reserve accounts have been established with respect to the Resurgens Plaza Loan:

                                ESCROWS/RESERVES

TYPE:                       INITIAL               MONTHLY
-----------------------------------------------------------------
Taxes                    $           0                         $0
Insurance                $           0                         $0
Immediate Repairs        $           0                         $0
Capital Expenditures     $   1,000,000                  $6,670.00
                                          (springing/with cap)(1)
Tenant Allowance         $3,301,480.35                         $0
Rollover Reserve         $           0                 $25,948.00
                                          (springing/with cap)(2)

(1)  The Capital Expenditure monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza
     Borrower shall not be required to make such deposits if the amount on deposit in the Capital Expenditure Account equals or exceeds $240,105.

(2)  The Rollover Reserve monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza Borrower
     shall not be required to make such deposits if the amount on deposit in the
     Rollover Reserve Account equals or exceeds $934,122.

ADDITIONAL DEBT. None, except for trade payables incurred during the ordinary course of business and which do not exceed 2.5% of the original principal balance of the Resurgens Plaza Loan, are not evidenced by a note, and are paid within 60 days after the date incurred.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. None.

LEASEHOLD ESTATE AND FEE ESTATE IN AIR RIGHTS. The Resurgens Plaza Property
consists of a ground lease from MARTA with respect to the property above the existing MARTA Lenox Station up to a horizontal plane 1030 feet above the adjusted median sea level and a fee interest in the air rights above the horizontal plane beginning at 1030 feet above the adjusted median sea level, which includes the limited support rights on the property below the horizontal plane as necessary to develop the Resurgens Plaza Property in accordance with the development agreement also entered into by the Resurgens Plaza Borrower's predecessor-in-interest and MARTA.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

HSA MEMPHIS INDUSTRIAL PORTFOLIO

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           15
Location (City/State)                                                Memphis, TN
Property Type                                                         Industrial
Size (Square Feet)                                                     1,586,544
Percentage Physical Occupancy as of December 28, 2006                      87.5%
Year Built                                                                   (1)
Year Renovated                                                               (1)
Appraisal Value(1)                                                   $85,030,000
# of Tenants                                                                  42
Average Rent Per Square Foot                                               $4.72
Underwritten Economic Occupancy                                            87.1%
Underwritten Revenues                                                 $7,969,833
Underwritten Total Expenses                                           $2,601,028
Underwritten Net Operating Income (NOI)                               $5,368,805
Underwritten Net Cash Flow (NCF)                                      $5,048,525

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               December 28, 2006
Cut-off Date Principal Balance                                       $67,000,000
Cut-off Date Loan Balance Per Square Foot                                    $42
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4704%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(26),Def(87),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.8%
LTV Ratio at Maturity or ARD                                               78.8%
Underwritten DSCR on NOI                                                   1.44x
Underwritten DSCR on NCF                                                   1.35x

(1)  See the table titled, "HSA Memphis Industrial Portfolio Properties" under
     "The Property" below.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "HSA Memphis Industrial Portfolio Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering 15 Class A office/flex/industrial warehouse buildings (collectively, the "HSA Memphis Industrial Portfolio Properties") located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Loan represents approximately
1.5% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The HSA Memphis Industrial Portfolio Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $67,000,000. The HSA
Memphis Industrial Portfolio Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The HSA Memphis Industrial Portfolio
Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 105% of the allocated loan amount), in each case beginning two years after the creation of the securitization trust. Voluntary prepayment of the HSA Memphis Industrial Portfolio Loan is permitted on or after
July 8, 2016, without penalty.

THE PROPERTY. The HSA Memphis Industrial Portfolio Loan is secured by 15 industrial properties totaling 1,586,544 square feet, located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Properties are located within the Corporate Park (five properties), Willow Lake (nine properties) and Hickory
Hill (one property) business parks.

Corporate Park. The portion of the HSA Memphis Industrial Portfolio Properties located within the Corporate Park business park consists of five light and bulk distribution warehouse facilities totaling approximately 578,764 square feet representing approximately 36.5% of the portfolio. The Corporate Park industrial park was developed in 1987. Uses within the park include a combination of distribution warehouses and flex buildings. The chart below details various characteristics applicable to the HSA Memphis Industrial Portfolio Properties
located within the Corporate Park business park. All of these HSA Memphis
Industrial Portfolio Properties are of tilt-wall concrete construction.

                               YEAR
BUILDING               SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
--------------------------------------------------------------------------------------------

3605 Knight Rd.      69,244    1987        22'         14      177       29.1%     Bulk Dist.
3635 Knight Rd.     131,904    1989        22'         21      177       10.2%     Bulk Dist.
3660 Knight Rd.      81,808    1989        22'         20      229        6.5%     Bulk Dist.
3834 Knight Rd.     227,500    1989        32'         31      216       13.6%     Bulk Dist.
4600 Cromwell Rd.    68,308    1989        22'         31      229       20.8%     Bulk Dist.

Willow Lake. The portion of the HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park consist of four flex properties, two office buildings and three bulk distribution warehouses facilities totaling approximately 807,780 square feet representing approximately 50.9% of the portfolio. The Willow Lake business park was developed in the late 1980's and early 1990's. The chart below details various characteristics applicable to the
HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park.

                                    YEAR
BUILDING                    SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
-------------------------------------------------------------------------------------------------

3900 Willow Lake Blvd.   182,724    1986        24'        35       293       27.2%    Bulk Dist.
3960 Willow Lake Blvd.   118,400    1989        24'        32       165       15.2%    Bulk Dist.
4002 Willow Lake Blvd.   100,000    1988        17'        37       318       71.3%       Flex
4090 Willow Lake Blvd.    80,013    1995        17'         4       169        100%      Office
4095 Willow Lake Blvd.    75,643    1988        17'        19       207        100%      Office
4135 Willow Lake Blvd.    50,000    1988        14'         6       142       85.9%       Flex
5070 Raines Rd.           36,000    1985        14'         6        90       13.4%       Flex
5146 Raines Rd.           86,700    1985        17'        36       183       47.3%       Flex
5250 Raines Rd.           78,300    1990        17'        24       200       56.4%       Flex

Hickory Hill. The portion of the HSA Memphis Industrial Portfolio Properties located within the Hickory Hill business park consist of one 200,000 square foot bulk industrial warehouse facility representing approximately 12.6% of the portfolio. The chart below details various characteristics applicable to the HSA
Memphis Industrial Portfolio Property located within the Hickory Hill business park.

                                YEAR
BUILDING                 SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
----------------------------------------------------------------------------------------------

5838 Advantage Cove   200,000    1979        22'        38       61         0%      Bulk Dist.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The following tables present certain information regarding the HSA Memphis
Industrial Portfolio Loan Properties.

                 HSA MEMPHIS INDUSTRIAL PORTFOLIO PROPERTIES(1)

                                       CUT-OFF DATE
                                        ALLOCATED     YEAR BUILT/     SQUARE
PROPERTY                  LOCATION       BALANCE       RENOVATED      FEET
-----------------------------------------------------------------------------

4095 Willow Lake Blvd.   Memphis, TN   $ 7,000,000        1988         75,643
3960 Willow Lake Blvd.   Memphis, TN     4,088,000        1989        118,400
4135 Willow Lake Blvd.   Memphis, TN     2,308,000        1988         50,000

3900 Willow Lake Blvd.   Memphis, TN     7,400,000        1986        182,724
5838 Advantage Cove      Memphis, TN     4,624,000        1979        200,000
3660 Knight Rd.          Memphis, TN     2,200,000        1989         81,808
4002 Willow Lake Blvd.   Memphis, TN     8,644,000        1988        100,000
5146 Raines Rd.          Memphis, TN     5,200,000        1985         86,700
4090 Willow Lake Blvd.   Memphis, TN     6,050,000        1995         80,013
3635 Knight Rd.          Memphis, TN     2,900,000        1989        131,904
5070 Raines Rd.          Memphis, TN     2,400,000        1985         36,000
4600 Cromwell Rd.        Memphis, TN     1,536,000        1989         68,308
5250 Raines Rd.          Memphis, TN     4,200,000        1990         78,300
3605 Knight Rd.          Memphis, TN     2,250,000        1987         69,244
3834 Knight Rd.          Memphis, TN     6,200,000        1989        227,500
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 $67,000,000                  1,586,544
-----------------------------------------------------------------------------

                          % OF TOTAL                                             APPRAISED
PROPERTY                 SQUARE FEET   OCCUPANCY         PRIMARY TENANT            VALUE
--------------------------------------------------------------------------------------------

4095 Willow Lake Blvd.       4.8%        100.0%      International Paper      $    9,980,000
3960 Willow Lake Blvd.       7.5          79.7         Crown Equipment             5,120,000
4135 Willow Lake Blvd.       3.2          83.1       Securitas Secuirty            3,010,000
                                                        Services USA
3900 Willow Lake Blvd.      11.5          75.0          Memphis Group              8,670,000
5838 Advantage Cove         12.6         100.0          Dynamic Tire               5,840,000
3660 Knight Rd.              5.2         100.0              Exel                   2,440,000
4002 Willow Lake Blvd.       6.3         100.0       International Paper          11,310,000
5146 Raines Rd.              5.5          91.4     Fujitsu Computer Systems        6,630,000
4090 Willow Lake Blvd.       5.0         100.0        International Paper          9,060,000
3635 Knight Rd.              8.3          53.0      Terminex International         3,420,000
5070 Raines Rd.              2.3         100.0              Fed Ex                 3,010,000
4600 Cromwell Rd.            4.3         100.0            Tech Print               1,870,000
5250 Raines Rd.              4.9          34.6       Renal Care Group, Inc         4,630,000
3605 Knight Rd.              4.4         100.0             EPAC Tech               2,660,000
3834 Knight Rd.             14.3         100.0             Zomax Inc               7,380,000
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     100.0%         87.5%                               $85,030,000.00
--------------------------------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrowers' rent roll dated December 28, 2006.

                           MAJOR TENANT INFORMATION(1)

                                                   CREDIT RATING         SQUARE    % OF   BASE RENT PER   % OF TOTAL        LEASE
TENANT NAME                 PARENT COMPANY    (FITCH/MOODY'S/S&P)(2)      FEET     GLA     SQUARE FOOT    BASE RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

International Paper                               BBB-/Baa3/BBB          255,656   16.1%    $7.84            30.6%      4/30/2011(3)
Zomax Inc(4)                                           NR                227,500   14.3      3.75           13.03        4/30/2008
Dynamic Tire                                           NR                200,000   12.6      3.10            9.47       11/30/2012
Memphis Group                                          NR                 91,362    5.8      4.25            5.93        7/31/2009
Terminex International                                 NR                 69,958    4.4      3.10            3.31        4/30/2010
Fujitsu Computer Systems   Fujitsu Limited        BBB/Baa1/BBB            60,670    3.8      6.25            5.79        2/28/2011
FedEx                                             BBB/Baa2/BBB            47,130    3.0      6.99            5.03       9/30/2009(5)
EPAC Tech                                              NR                 46,045    2.9      4.50            3.16        1/31/2011
Exel                       Deutsche Post AG          A+/A2/A              45,404    2.9      2.70            1.87           MTM
Crown Equipment                                        NR                 38,539    2.4      3.19            1.88       11/30/2011
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 1,082,264   68.2%    $4.85           80.07%
-----------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrowers' rent roll dated December 28, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  80,013 square feet expire November 2007. See table titled
     "Escrows/Reserves" below.

(4)  Reserve held for dark tenant Zomax Inc. See table titled,
     "Escrows/Reserves" for additional information.

(5)  11,130 square feet expire February 28, 2007; the remaining 56,000 square feet expire in September 2009.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                           LEASE ROLLOVER SCHEDULE(1,2)

                                                                    % OF    CUMULATIVE  CUMULATIVE  CUMULATIVE    CUMULATIVE
                NUMBER OF    SQUARE FEET  % OF GLA   BASE RENT  BASE RENT  SQUARE FEET   % OF GLA   BASE RENT   % OF BASE RENT
YEAR        LEASES EXPIRING   EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant           NAP            198,795     12.5%   $        0      0.0%      198,795      12.5%    $        0        0.0%
MTM                3             53,605      3.4       171,707      2.6%      252,400      15.9        171,707        2.6
2007              12            189,735     12.0     1,079,097     16.5       442,135      27.9      1,250,804       19.1
2008               4            272,754     17.2     1,038,925     15.9       714,889      45.1      2,289,729       35.0
2009               7            225,414     14.2     1,008,546     15.4       940,303      59.3      3,298,275       50.4
2010               2             82,308      5.2       272,445      4.2     1,022,611      64.5      3,570,720       54.5
2011              10            335,832     21.2     2,245,105     34.3     1,358,443      85.6      5,815,825       88.8
2012               2            215,125     13.6       682,769     10.4     1,573,568      99.2      6,498,594       99.2
2013               1             10,000      0.6        50,000      0.8     1,583,568      99.8      6,548,594      100.0
2014               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
2015               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
2016               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
Thereafter         1              2,976      0.2            --       --     1,586,544     100.0      6,548,594      100.0
-----------------------------------------------------------------------
TOTAL             42          1,586,544    100.0%   $6,548,594    100.0%
-----------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrower's rent roll dated December 28, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The HSA Memphis Industrial Portfolio Properties are located in the southeastern portion of the city of Memphis. The primary development within the area is the Memphis International Airport, which is located in the southeast quadrants of Interstates 55 and 240. According to the appraiser, given its proximity to the airport and primary traffic carriers, the neighborhood within which the HSA Memphis Industrial Portfolio Properties are located has evolved as the primary industrial destination within the Memphis Metropolitan Statistical
Area ("MSA").

According to CBRE market statistics, the southeast submarket comprises approximately 64.6 million square feet, or 62.1% of the MSA's total industrial inventory. A wide variety of industrial uses are represented within the neighborhood ranging from smaller showroom/warehouse buildings to large modern bulk warehouse facilities. According to 2nd quarter 2006 CBRE, the southeast submarket registered the most absorption at approximately 286,215 square feet.
New deliveries have shown a declining trend, which is expected to continue due to the limited availability of large developable tracks of land. Market-wide vacancy is reported at 19.1% among all industrial property types, with the southeast submarket outperforming the overall market at a lower rate of 16.2%.
The following chart shows submarket vacancy by property type per CBRE:

PRODUCT TYPE     VACANCY   RENT RANGE (NET)
-------------------------------------------
Office            11.3%    $7.82 to $11.50
Flex              20.4%*    $6.00 to $9.96
Bulk/Warehouse    16.2%*    $2.62 to $6.64

*    According to the appraisal, the largest available space within the market
     (5.03 million square feet) exists in bulk warehouse blocks over 400,000 square feet. This space is not directly competitive with the property type securing the HSA Memphis Industrial Portfolio Loan. According to CoStar,
     surveys of properties of similar vintage and physical characteristics to the HSA Memphis Industrial Portfolio Properties indicate a slightly better occupancy level of 84.9% and 81.3%, respectively, for warehouse and flex properties.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

According to the appraisal, the business parks within which the HSA Memphis
Industrial Portfolio Properties are located have historically outperformed the market due to their superior location, amenities, upkeep and overall appeal. All but one of the HSA Memphis Industrial Portfolio Properties are located within the Corporate Park or Willow Lake business parks. These parks have exhibited strong historical occupancies as follows:

                             HISTORICAL OCCUPANCIES

                                         WILLOW   CORPORATE
                     YEAR                 LAKE      PARK
                     --------------------------------------
                     2002                 94.7%      100%
                     2003                 89.7%     73.3%
                     2004                 87.4%     87.5%
                     2005                 88.4%     95.1%
                     2006 YTD             88.0%     87.0%
                     -----------------------------------
                     AVERAGE              88.4%     89.4%
                     -----------------------------------

Due to stabilized construction totals and rebounding absorption totals, occupancy rates are expected to increase in the foreseeable future. According to
Reis market wide occupancy rates are projected to increase to 84.7% by year-end
2007 and 85.6% by year-end 2010. The submarket and individual parks are also expected to continue to outperform the overall market.

THE BORROWERS. The borrowers are five tenants in common (collectively, the "HSA
Memphis Industrial Portfolio Borrowers"), each of which is a single purpose entity that is a Delaware limited liability company. Four of these entities are indirectly owned by John E. Shaffer, Melissa S. Pielet, Robert E. Smietana and
Daniel Miranda (collectively, the "Sponsors"), who are also the non-recourse carve out guarantors of the HSA Memphis Industrial Portfolio Loan. The fifth entity, Willow Lake Property, LLC, is controlled by the Sponsors and indirectly owned by the Sponsors and various other investors.

The Sponsors are all principals of HSA Commercial Real Estate ("HSA"). According to HSA, HSA is a full-service real estate firm specializing in leasing, management, marketing, development and financing of commercial real estate. The firm and its principals have developed and acquired more than 30 million square feet of commercial real estate reportedly totaling in excess of $1.5 billion.
Industrial facilities account for 77% of HSA's current portfolio (retail 9%, corporate facilities 7%, office properties 4% and medical facilities 3%).

PROPERTY MANAGEMENT. The property manager for the HSA Memphis Industrial
Portfolio Loan is HSA Commercial, Inc., an affiliate of HSA.

LOCKBOX. The HSA Memphis Industrial Portfolio Loan requires a hard lockbox and in-place cash management. Prior to an event of default payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

ESCROWS / RESERVES. The following escrow/reserve accounts have been established with respect to the HSA Memphis Industrial Portfolio Loan.

                                ESCROWS/RESERVES

TYPE:                                       INITIAL     MONTHLY
---------------------------------------------------------------
Taxes                                     $        0   $107,490
Insurance                                 $   55,000   $  5,338
TI/LC Reserve                             $1,400,000   $      0
Capital Expenditure Reserve               $  700,000   $ 13,882
Deferred Maintenance                      $1,700,000   $      0
International Paper Rollover Reserve(1)   $1,000,000   $      0
Zomax Reserve(2)                          $  400,000   $      0
Exel Reserve(3)                           $  180,000   $      0

(1)  The HSA Memphis Industrial Portfolio Borrowers may use funds in this reserve for rollover costs associated with the expiration of International
     Paper's lease (approximately 1/3 of the space occupied by International
     Paper), scheduled to expire on November 2007. The loan documents require that on the November 2008 payment date, any funds then on deposit in this reserve will be divided into three separate sub-accounts, as follows: (i)
     46.67%, into the sub-account relating to the International Paper lease at the 4002 Willow Property, (ii) 33.33%, into the sub-account relating to the
     International Paper lease at the 4090 Willow Property, and (iii) 20.00%, into the sub-account relating to the International Paper lease at the 4095
     Willow Property. Funds in these sub-accounts may be released upon satisfaction of certain conditions, including: (a) that the HSA Memphis
     Industrial Portfolio Borrowers enter into a new lease (or extend an existing lease) which (x) covers 90% of the applicable property and (y)
     provides that the initial rental term expires no earlier than December 31,
     2017 (or three years, if such request is made on or after January 2011), and (b) the debt service coverage ratio is then 1:35:1. The HSA Memphis
     Industrial Portfolio Borrowers are required to continue to fund these accounts until the reserve caps of $700,000, $500,000 and $300,000 respectively, are met. At such time as the replacement reserve is drawn down below $150,000, the HSA Memphis Industrial Portfolio Borrowers will be required to deposit monthly deposits of $0.10 per square foot until the reserve has reached $150,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

(2)  Funds in the Zomax Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease), which (a) covers 90% of the premises previously leased by Zomax and (b)
     satisfies all other requirements for new leases set forth in the loan documents and (iii) all Zomax rollover costs have been paid.

(3)  Funds in the Exel Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease)
     which (a) covers the entirety of the premises previously leased by Exel
     Incorporated (b) provides for an initial rental term of no less than one year, (c) is at rent equal to or greater than the rent currently payable under the lease to Exel Incorporated in effect on the origination closing date and (iii) satisfies all other requirements for new leases set forth in the loan documents.

MEZZANINE DEBT. Willow Lake-Memphis, L.P., JES Willow Lake Mezz, LLC, Willow
Lake Tenn Mezz, LLC, MSP Willow Lake Mezz, LLC and RES Willow Lake Mezz, LLC
(collectively, the "Mezzanine Borrowers"), the direct parents of the HSA Memphis
Industrial Portfolio Borrowers, have incurred mezzanine debt in the aggregate amount of $5,000,000 secured by their respective equity interests in the HSA
Memphis Industrial Portfolio Borrowers. The mezzanine debt interest rate is
10.86% per annum and is scheduled to mature on January 8, 2017. It is anticipated that the mezzanine debt will be held by a third party not affiliated with the Mortgage Loan Seller.

In addition, the loan documents permit the Mezzanine Borrowers, at any time after the existing mezzanine loan is paid in full, to obtain additional mezzanine debt provided that certain conditions are satisfied, including: (i)
the aggregate amounts of the HSA Memphis Industrial Portfolio Loan and the new
mezzanine loan immediately after the effective date of the new mezzanine loan does not exceed 85% of the aggregate fair market value of the HSA Memphis
Industrial Portfolio Properties, as reasonably determined by the lender based on an appraisal, (ii) the aggregate debt service coverage ratio for the period from the effective date of the new mezzanine loan through the maturity date, as reasonably determined by the lender, is at least 1.10:1 based on certain assumptions set forth in the loan documents, (iii) the term of the new mezzanine loan (including any extension terms) is co-terminous with the term of the HSA
Memphis Portfolio Loan (or longer if the new mezzanine loan is freely prepayable from and after the maturity date of the HSA Memphis Industrial Portfolio Loan), and (iv) the delivery of a rating agency confirmation that such action would not result in a downgrade, qualification or withdrawal of the Certificates.

RELEASE PROVISIONS. Individual HSA Memphis Industrial Portfolio Properties may
be released from the lien of the related mortgage upon defeasance by the HSA
Memphis Industrial Portfolio Borrowers of a principal amount equal to the highest of the following amounts (i) 105% of the allocated loan amount of the property to be defeased, (ii) 80% of the net sales price for the property that is to be defeased (net of transaction costs) and (iii) the amount that, after giving effect to such defeasance, would result in a debt service coverage ratio of 1.40:1 and an aggregate debt service coverage ratio (including the mezzanine loan) of 1.25:1. In addition, the loan documents permit the HSA Memphis
Industrial Portfolio Borrowers to obtain a release of a parcel located on Knight
Road (consisting of approximately 4.671 acres) without partial defeasance or prepayment, provided, among other things, (i) subdivision of the Knight Road parcel from the remaining HSA Memphis Industrial Portfolio Properties and (ii)
payment of all of lender's out-of-pocket, third party expenses. No income from the Knight Road parcel was taken into account when underwriting the HSA Memphis
Industrial Portfolio Loan.

SUBSTITUTION PROVISIONS. The HSA Memphis Industrial Portfolio Loan permits the
HSA Memphis Industrial Portfolio Borrowers to substitute any one of the HSA
Memphis Industrial Portfolio Properties for another property so long as certain conditions are satisfied, including: (i) the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution, and (ii) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution.

PILOT LEASES. The HSA Memphis Industrial Portfolio Borrowers' interest in three of the HSA Memphis Industrial Portfolio Properties is held pursuant to a PILOT lease with the Industrial Development Board of the City of Memphis and County of
Shelby, Tennessee ("IDB"). The IDB entered into a ground lessor subordination agreement and encumbered its fee interest. Upon termination of the related PILOT lease, the HSA Memphis Industrial Portfolio Borrowers have the right to purchase the related HSA Memphis Industrial Portfolio Properties for a nominal fee.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CAMP HILL MALL

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Camp Hill, PA
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       466,195
Percentage Physical Occupancy as of January 1, 2007                        98.5%
Year Built                                                                  1960
Year Renovated                                                         2004-2006
Appraisal Value                                                      $86,900,000
# of Tenant Leases                                                         26(1)
Average Rent Per Square Foot                                           $12.38(1)
Underwritten Weighted Average Occupancy                                    96.3%
Underwritten Revenues                                                 $6,697,457
Underwritten Total Expenses                                           $1,144,537
Underwritten Net Operating Income (NOI)                               $5,552,920
Underwritten Net Cash Flow (NCF)                                      $5,318,262
Trailing 10 annualized NOI (as of 10/31/2006)                         $5,482,454
2005 NOI                                                              $3,852,352
2004 NOI                                                                     NAV
2003 NOI                                                                     NAV

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     1
Origination Date                                               December 28, 2006
Cut-off Date Principal Balance                                       $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                    $139.43
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                              5.50%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(26),Def(90),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     74.8%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI(2)                                                1.25x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Information based on the Camp Hill Borrower's rent roll dated January 1,
     2007.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.53x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.46x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Camp Hill Shopping Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 466,195 square foot, Class-A, shopping center (the "Camp Hill Shopping Center Property")
located in Camp Hill, Pennsylvania. The Camp Hill Mall Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance.

The Camp Hill Shopping Center Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $65,000,000. The Camp Hill
Shopping Center Loan has a remaining term of 118 months and a scheduled maturity date of January 1, 2017. The Camp Hill Shopping Center Loan is interest only for the first five years. The Camp Hill Shopping Center Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years and fifteen days after the creation of the securitization trust. Voluntary prepayment of the Camp Hill Mall Loan is permitted during the last 120 days of the term without penalty.

THE PROPERTY. The Camp Hill Shopping Center Loan is secured by a fee interest in a single-story, Class-A, 466,195 sf (which includes 19,050 sf of outparcel space that is not included in the collateral) anchored shopping center anchored by
Giant Foods and Staples, located in Camp Hill, Cumberland County, Pennsylvania.
Property renovations began in 2004, and the structure was changed from an indoor mall to a multi-faceted retail power center. The total collateral space of
447,145 sf consists of a 359,641 sf renovated building, a 40,904 sf newly constructed state-of-the-art medical office building, a 42,000 sf retail building, and a 4,600 sf outparcel building. This Giant Foods location is a prototype, which is larger than most, and includes an enclosed glass cooking school within the shopping floor, chilled grocery delivery facilities, a wi-fi area, babysitting, and community rooms. Junior anchors include Boscov's, LA
Fitness, Orthopedic Surgeons, Barnes & Noble, and Pier 1 Imports. Some inline tenants include Panera, Card Express, Five Below, Lenscrafters, Regis, and
Subway. In addition, Arby's, Sovereign Bank, Commerce Bank, PNC Bank and
Wachovia Bank are situated on outlots.

The following table presents certain information relating to the major tenants at the Camp Hill Shopping Center Property:

                               TENANT INFORMATION

                                                                  CREDIT RATINGS       SQUARE   % OF   BASE RENT     LEASE
TENANT NAME                         PARENT COMPANY           (FITCH/MOODY'S/S&P)(1)     FEET     GLA      PSF      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Boscov's                   Boscov's Department Store, Inc.            NR              167,597   35.9%   $ 4.43      9/30/2010
Giant Food Store             Koninklijke "Royal" Ahold NV         BB/Ba1/BB+           92,939   19.9     18.08     10/31/2025
LA Fitness                  LA Fitness International, LLC             NR               42,000    9.0     15.27     12/31/2021
Orthopedic Surgeons, Ltd                                              NR               40,904    8.8     16.50      5/31/2016
Barnes & Noble                   Barnes & Noble, Inc.                 NR               24,908    5.3     14.05      1/31/2011
Staples                             Staples, Inc.               BBB+/Baa1/BBB+         20,000    4.3     17.00      6/30/2015

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(2)

               NUMBER                                              % OF     CUMULATIVE   CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES   SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

MTM              2             1937       0.4%    $   39,000       0.7%        1,937         0.4%     $   39,000         0.7%
2007             0                0         0              0         0         1,937         0.4          39,000         0.7
2008             0                0         0              0         0         1,937         0.4          39,000         0.7
2009             3           10,390       2.2        186,410       2.2        12,327         2.6         225,410         3.9
2010             6          183,324      39.3      1,013,883      17.6       195,651        42.0       1,239,293        21.5
2011             2           29,508       6.3        446,600       7.7       225,159        48.3       1,685,893        29.2
2012             1            1,400       0.3         23,072       0.4       226,559        48.6       1,708,965        29.6
2013             0                0         0              0         0       226,559        48.6       1,708,965        29.6
2014             2            2,248       0.5         53,103       0.9       228,807        49.1       1,762,068        30.5
2015             3           37,030       7.9        651,780      11.3       265,837        57.0       2,413,848        41.8
2016             2           45,904       9.8        724,916      12.6       311,741        66.9       3,138,764        54.4
2017             0                0         0              0         0       311,741        66.9       3,138,764        54.4
Thereafter       5          147,289      31.6      2,634,587      45.6       462,230        99.1       5,773,351         100
Vacant           0            7,165       1.5              0       0.0       466,195         100       5,773,351         100
----------------------------------------------------------------------
TOTAL           26          466,195       100%    $5,773,351       100%
----------------------------------------------------------------------

(2)  Information based on the Camp Hill Borrower's rent roll dated January 1,
     2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE MARKET.(1) The Camp Hill Shopping Center Property is located in Camp Hill,
Cumberland County, Pennsylvania, within the Harrisburg MSA, 80 miles north of the Baltimore MSA and 110 miles west of the Philadelphia MSA. The property is located on the northwest corner of Trindle Road and Route 15, in the "West
Shore" area at Routes 11, 15, and 581, which is approximately 2 miles northwest of I-83. A mix of residential, retail, and small office building properties are located in the immediate vicinity of the subject property. Capital City Mall, a
576,446 sf indoor mall, which possesses anchor tenants Macy's, JCPenney, and
Sears is located approximately 1/4 mile south of the Camp Hill Shopping Center
Property. Also located within the area are the Rossmoyne Business Center and the
US Naval Reservation to the west. The 2006 population within a 1-, 3-, and
5-mile radius of the Camp Hill Shopping Center Property was 7,765, 61,077, and
160,216 respectively. The 2006 median household income within a 1-, 3-, and
5-mile radius was $67,397, $61,971, and $52,422 respectively.

Market rental rates for Community/Power Centers range from $18/sf to $30/sf with an average of $20/sf, and an average vacancy of 2%. The weighted average rental rate at the Camp Hill Shopping Center Property is $12.23/sf with a vacancy of
1.6%.

THE BORROWER. Cedar-Camp Hill, LP, a Delaware limited partnership and special purpose entity (the "Camp Hill Mall Borrower"), holds the fee interest in the
Camp Hill Mall Property. The Camp Hill Mall Borrower is controlled by Cedar Camp
Hill GP, LLC, a Delaware limited liability company, which is, in turn, controlled by Cedar Shopping Centers Partnership, L.P. (also the indemnitor), which is, in turn controlled by Cedar Shopping Centers, Inc. Cedar Shopping
Centers, Inc., formerly Cedar Income Fund, Ltd., was organized in 1984 and became a Real Estate Investment Trust (REIT) in 1986. The company is now a fully integrated, self-administered, self-managed real estate company that is focused on the ownership, operation, and re-development of community and neighborhood shopping centers. As of November 2006, Cedar Shopping Centers, Inc. owned 93 properties, which totaled approximately 9.9 million square feet, located throughout Pennsylvania, Connecticut, Massachusetts, Michigan, Maryland,
Virginia, New York, Ohio, and New Jersey. 36 of their properties are located in
Pennsylvania.

PROPERTY MANAGEMENT. The property is self-managed by Cedar Shopping Centers,
Inc. Cedar Shopping Centers, Inc. manages all properties under ownership. Cedar provides day-to-day property management functions including leasing, management and development services. Cedar is headquartered in Port Washington, New York.
The average occupancy of their portfolio is 91.4%.

LOCKBOX. None.

ESCROWS. None.

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. The Camp Hill Mall Borrower has the right to release a specifically identified, unimproved, non-income producing portion of the Camp
Hill Mall Property from the lien of the mortgage without prepayment or defeasance of the Camp Hill Mall Loan to permit the widening of Harrisburg
Expressway. In connection with said release, the Camp Hill Mall Borrower has the right to grant a temporary easement over a specifically identified, unimproved, non-income producing portion of the Camp Hill Mall Property to accommodate construction related to the widening of Harrisburg Expressway.

ADDITIONAL IMPROVEMENTS. The Camp Hill Mall Borrower has the right to construct
2 additional buildings totaling approximately 8,000 net rentable square feet on the Camp Hill Mall Property as long as certain conditions are satisfied including, but not limited to, obtaining all necessary permits, variances and approvals, and completing the improvements in a good, workmanlike and lien-free manner.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MEDICAL CENTRE OF SANTA MONICA

                                     [PHOTO]

                      PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Santa Monica, CA
Property Type                                                  Office -- Medical
Size (Square Feet)                                                       204,747
Percentage Physical Occupancy as of November 14, 2006                     100.0%
Year Built                                                                  1965
Year Renovated                                                              1977
Appraisal Value                                                      $98,000,000
# of Tenants                                                                  89
Average Rent Per Square Foot                                              $38.67
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $9,711,758
Underwritten Total Expenses                                           $3,532,997
Underwritten Net Operating Income (NOI)                               $6,178,761
Underwritten Net Cash Flow (NCF)                                      $5,790,980

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               December 19, 2006
Cut-off Date Principal Balance                                       $62,000,000
Cut-off Date Loan Balance Per Square Foot                                   $303
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                       Leasehold
Mortgage Rate                                                            5.5830%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                          LO(26),Def(34),LESSofDeforGRTR
                                                               ofYMor1%(56),O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     63.3%
LTV Ratio at Maturity or ARD                                               63.3%
Underwritten DSCR on NOI                                                   1.76x
Underwritten DSCR on NCF                                                   1.65x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Medical Centre of Santa Monica Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering two, Class A medical office buildings and a six-level parking garage in Santa Monica, California (the "Medical Centre of Santa Monica Property"). The
Medical Centre of Santa Monica Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.9% of the initial loan group 1 balance.

The Medical Centre of Santa Monica Loan was originated on December 19, 2006, and has a principal balance as of the cut-off date of $62,000,000. The Medical
Centre of Santa Monica Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The Medical Centre of Santa Monica Loan
permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. In addition, the loan documents permit prepayment from and after the 61st payment date together with yield maintenance (unless the cost to defease the Medical Centre of Santa Monica Loan is less than the cost of prepaying with yield maintenance in which case the Medical Centre of Santa
Monica Borrower will be required to defease the Medical Centre of Santa Monica
Loan). Voluntary prepayment of the Medical Centre of Santa Monica Loan is permitted on or after October 8, 2016, without penalty.

THE PROPERTY. The Medical Centre of Santa Monica Property is secured by the leasehold interest in two, Class A medical office buildings that total 204,747 square feet and a six-level parking garage consisting of 922 spaces (4.6 spaces per 1,000 square feet) located at the northeast corner of Santa Monica Boulevard and 20th Street in Santa Monica, California. The buildings are located adjacent to the St. John's Hospital and Health Center campus, a 182-bed, full-service hospital. In addition, the Santa Monica UCLA Medical Center, an approximately
337-bed acute-case hospital, is located only six blocks west of the Medical
Centre of Santa Monica Property. According to the appraiser, Century City
Hospital and Cedars Sinai Medical Center are also in close proximity to the
Medical Centre of Santa Monica Property. The Medical Centre of Santa Monica
Property is 100% occupied by approximately 90 tenants of diverse medical backgrounds.

The twelve-story West Building, located at 2001 Santa Monica Boulevard, was constructed in 1977 and provides 140,773 net rentable square feet (68.75% of total net rentable area), which includes a 4,564 square foot pharmacy located on the ground floor. The seven-story East Building, located at 2021 Santa Monica
Boulevard, was constructed in 1964 and provides 63,974 net rentable square feet
(31.25% of total net rentable area). The two buildings are connected by an enclosed walkway on the second floor. An additional pedestrian bridge connects the parking garage to the adjacent Saint John's Health Center. The East Building is served by two elevators while the West Building is served by four elevators.

The following tables present certain information regarding the Medical Centre of
Santa Monica Loan Property.

                            MAJOR TENANT INFORMATION(1)

                                                    BASE RENT PER   % OF TOTAL BASE
      TENANT NAME          SQUARE FEET   % OF GLA    SQUARE FOOT          RENT        LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

The Angeles Clinic            14,089        6.9%        $39.20          7.0%              2/28/2011
ALHE, LLC                     12,405        6.1          42.15          6.6               9/30/2013
Pacific Heart Institute        9,552        4.7          37.52          4.5               2/28/2012
SMBP Health Services           6,082        3.0          39.01          3.0               3/31/2014
SM Hematology - Oncology       5,577        2.7          37.31          2.6               9/30/2010
---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        47,705       23.3%        $39.39         23.7%
---------------------------------------------------------------------------

(1)  Based on information obtained from the Medical Centre of Santa Monica
     Borrower's rent roll dated November 14, 2006.

                          LEASE ROLLOVER SCHEDULE(1,2)

            NUMBER OF                                                      CUMULATIVE  CUMULATIVE %                    CUMULATIVE %
             TENANTS   SQUARE FEET  % OF GLA   BASE RENT  % OF BASE RENT  SQUARE FEET     OF GLA     CUMULATIVE BASE  OF BASE RENT
   YEAR     EXPIRING    EXPIRING    EXPIRING   EXPIRING      EXPIRING       EXPIRING     EXPIRING     RENT EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant         NAP             0       0.0%   $        0        0.0%              0          0.0%       $        0          0.0%
MTM             1          2,091       1.0     79,205.00        1.0           2,091          1.0        $79,205.00          1.0
2007           17         43,524      21.3     1,694,290       21.4          45,615         22.3         1,773,495         22.4
2008           20         33,695      16.5     1,295,589       16.4          79,310         38.7         3,069,084         38.8
2009            6         13,587       6.6       517,228        6.5          92,897         45.4         3,586,312         45.3
2010           17         33,057      16.2     1,264,848       16.0         125,954         61.5         4,851,160         61.3
2011           12         31,927      15.6     1,248,235       15.8         157,881         77.1         6,099,395         77.0
2012            4         12,487       6.1       470,845        6.0         170,368         83.2         6,570,240         83.0
2013            3         15,471       7.6       639,063        8.1         185,839         90.8         7,209,303         91.1
2014            5         11,880       5.8       443,965        5.6         197,719         96.6         7,653,268         96.1
2015            1          3,487       1.7       132,000        1.7         201,206         98.3         7,785,268         98.2
2016            3          3,541       1.7       133,093        1.7         204,747        100.0         7,918,361        100.0
Thereafter      0             --        --            --         --         204,747        100.0         7,918,361        100.0
-------------------------------------------------------------------
TOTAL          89        204,747     100.0%   $7,918,361      100.0%
-------------------------------------------------------------------

(1)  Based on information obtained from the Medical Centre of Santa Monica
     Borrower's rent roll dated November 14, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

----------
THE MARKET.(1) The Medical Centre of Santa Monica Property is located in Santa
Monica, California, approximately 15 miles west of downtown Los Angeles. Access to the Medical Centre of Santa Monica Property is provided via Santa Monica
Boulevard, a major east/west artery that is considered

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

one of Los Angeles most-heavily traveled streets. Additionally, the buildings are located less than a 1/2 mile north of the Santa Monica Freeway (I-10), which connects to Interstate 405 and provides direct access to downtown Los Angeles.

The appraiser identified five rental comparables located within the West Los
Angeles medical office submarket. The comparables were constructed between 1923 and 1989 and range in size from 36,765 to 204,743 square feet. Each of the comparables is 100% occupied. The comparables indicated achieved rental rates ranging from $37.80 to $45.00 per square foot per year on a modified gross basis. The aforementioned rental rates are subject to annual escalations based on the percentage increase in CPI. Concessions are nonexistent within the submarket while tenant improvement allowances range from $10.00 to $35.00 per square foot for new tenants.

THE BORROWER. Medical Associates (the "Medical Centre of Santa Monica Borrower")
is a single purpose entity that is a California limited partnership. The general partner of the Medical Centre of Santa Monica Borrower is Held Group/MCSM,
L.L.C. (with approximately 3.6% ownership interest). The sole member of Held
Group/MCSM, L.L.C. is The Held Group, LLC. The Held Surviving Spouse Trust and
the Held Marital Deduction Trust are each 50% members of the Held Group, LLC.
Harold Held is the trustee of each trust.

The sponsor and the non-recourse carve-out guarantor, Harold A. Held, has been involved in Los Angeles real estate since 1946. He founded Held Properties in
1984 and is currently Chairman of the Board. According to Harold Held, he has
developed, operated and managed the construction of over 2 million square feet of commercial real estate.

PROPERTY MANAGEMENT. The property manager for the Medical Centre of Santa
Monica property is Held Properties, Inc., a California corporation that is affiliated with the Borrower.

LOCKBOX. The Medical Centre of Santa Monica Loan documents do not require a lockbox.

ESCROWS/RESERVES. There are no reserves related to the Medical Centre of Santa
Monica Loan.

PERMITTED MEZZANINE DEBT. The Medical Centre of Santa Monica Loan documents permit the direct or indirect parents of the Medical Centre of Santa Monica
Borrower to incur mezzanine debt, not less than twelve months after the origination date, subject to the satisfaction of, among other items, the following conditions: (i) the aggregate amount of the Medical Centre of Santa
Monica Loan and the mezzanine loan (as of the effective date of the mezzanine loan) does not exceed 70% of the fair market value of the Medical Centre of
Santa Monica Property, (ii) the aggregate debt service coverage ratio is at least 1.30x, and the stressed aggregate debt service coverage ratio is at least
0.90x, (iii) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to lender and (iv) the lender has received a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates.

LEASEHOLD INTEREST. The Medical Centre of Santa Monica Loan is secured by the
Medical Centre of Santa Monica Borrower's leasehold interest in the Medical
Centre of Santa Monica Property. Sisters of Charity of Leavenworth Health
Services Corporation, a Kansas not-for-profit corporation that owns St. John's
Hospital and Health Center, is the ground lessor. The ground lease term commenced on November 19, 1975 and expires on December 31, 2050. The basic rent payable under the lease is currently $69,999.84 per annum. In addition to the basic rent, the Medical Centre of Santa Monica Borrower is required to pay additional rent in an amount equal to a certain percentage of gross receipts over an annual floor. The tenant must also pay a certain percentage of gross receipts for a capital improvements reserve.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

HOLIDAY INN EXPRESS -- CHELSEA

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                               New York, NY
Property Type                                                        Hospitality
Size (Rooms)                                                                 228
Percentage Physical Occupancy as of December 31, 2006                      80.3%
Year Built                                                                  2006
Appraisal Value                                                      $94,000,000
Underwritten Economic Occupancy                                            85.0%
Underwritten Revenues                                                $14,205,850
Underwritten Total Expenses                                          $ 7,709,854
Underwritten Net Operating Income (NOI)                               $6,495,996
Underwritten Net Cash Flow (NCF)                                      $5,927,762

                                     [PHOTO]

                                LOAN INFORMATION

Mortgage Loan Seller                                                        IXIS
Loan Group                                                                     1
Origination Date                                                October 31, 2006
Cut-off Date Principal Balance                                       $55,000,000
Cut-off Date Loan Balance Per Room                                      $241,228
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.5000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          330
Original Call Protection                                    LO(24), YM(93), O(3)
Lockbox                                                           Hard, In Place
Cut-off Date LTV Ratio                                                     58.5%
LTV Ratio at Maturity or ARD                                               54.3%
Underwritten DSCR on NOI(1)                                                1.51x
Underwritten DSCR on NCF(2)                                                1.38x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.79x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.63x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Holiday Inn Express -- Chelsea Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage encumbering the 228 room, limited-service hotel known as the Holiday
Inn Express -- Chelsea (the "Holiday Inn Express -- Chelsea Property"), located in New York, New York. The Holiday Inn Express -- Chelsea Loan represents 1.2%
of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance.

The Holiday Inn Express -- Chelsea Loan was originated October 31, 2006 and has a principal balance as of the cut-off date of $55,000,000. The Holiday Inn
Express -- Chelsea Loan has a remaining term of 116 months to its maturity date of November 5, 2016. Beginning on December 5, 2008, The Holiday Inn Express --
Chelsea Loan permits prepayment subject to payment of a yield maintenance premium. The Holiday Inn Express -- Chelsea Loan may be voluntarily prepaid without payment of a yield maintenance premium on or after September 5, 2016.

THE PROPERTY. The Holiday Inn Express -- Chelsea Property is a fourteen-story, limited service hotel located on the south side of West 29th Street between 7th and 8th Avenues within in the Chelsea neighborhood of lower Midtown Manhattan.
The Holiday Inn Express -- Chelsea Property offers 228 guestrooms including 121 king rooms, 13 king rooms with Jacuzzis, 82 double-doubles, and 12 queen handicap accessible rooms. The rooms include an easy chair, coffee table, microwave, small refrigerator, and coffee maker, desk with an ergonomic chair, telephone and television. All guest rooms have data ports and offer free high speed wireless internet access. Irons, ironing boards, and hair dryers are also standard in every room. Additionally, the hotel will offer the brand standard complimentary continental breakfast "Express Start" breakfast bar on the lobby level, with seating for about 60 people. There is no parking available at the
Holiday Inn Express -- Chelsea Property, but the hotel is adjacent to several public parking garages.

The Holiday Inn Express -- Chelsea Property is a steel frame and concrete block building featuring a brick veneer and an understated porte cochere over the front entryway. The architecture complements the historic attributes of Chelsea but in a contemporary building. The lower level of the Holiday Inn Express --
Chelsea Property houses the guest business center, and a fitness center, and accesses a two-story garden terrace. The main level of the Holiday Inn Express
-- Chelsea Property houses guest registration, the breakfast area and pantry, and offices for the General Manager and the Assistant General Manager/Front
Office Manager. Some guest rooms are located on the this floor as well as the lower level, facing the outdoor garden terrace. Floors 2-14 house the remaining guest rooms and some of the hotel's mechanical rooms.

The following tables present certain information relating to the Holiday Inn
Express -- Chelsea Property:

                            OPERATIONAL STATISTICS(1)

                           YTD DECEMBER 31, 2006
                           ---------------------
Average Daily Rate (ADR)           $217.62
Occupancy %                           80.3%
RevPAR                             $174.74

(1)  Information obtained from Borrower's operating statements for the period
     October -- December 2006.

THE MARKET(2). The Holiday Inn Express -- Chelsea Property is located on the south side of West 29th Street between Seventh and Eighth Avenues in the Chelsea neighborhood of lower Midtown Manhattan. The Holiday Inn Express -- Chelsea
Property is within walking distance of Penn Station, Madison Square Garden, the
Jacob K. Javits Convention Center, the Fashion Institute of Technology, the
Empire State Building, publishing houses, ad agencies, retail centers on Lower
Fifth Avenue, and the eclectic array of art galleries, theaters and restaurants throughout Chelsea.

New York City is home to world class cultural, recreational and entertainment attractions, most of which are concentrated in Manhattan. New York City has 150 museums, 400 art galleries, 37 Broadway theaters, Lincoln Center, the
Metropolitan Opera, New York City Ballet-Carnegie Hall, and Radio City Music
Hall, as well as numerous other dance and theater companies. Landmark attractions in Manhattan include Times Square, Rockefeller Center, the Empire
State Building, Central Park, the United Nations, South Street Seaport, the New
York Stock Market, and Battery Park City. Major trade shows and functions occur at venues throughout the city, including Madison Square Garden and Jacob K.
Javits Convention Center. Madison Square Garden is home to the New York Knicks
NBA basketball team and the Rangers NHL hockey team.

The lodging market in New York City has recovered since the devastation of
September 11, 2001. Over the last six years, demand among this competitive set has grown at an average annual rate of 5.9% with supply growth also at 5.9%.
Room supply in the limited service sector has grown every year since 2003 culminating with the opening of the Wingate Inn and Holiday Inn Express in
October 2006. According to Smith Travel Research (STR), lodging demand in the competitive set was flat in 2002, experienced a 3.4% increase in 2003, flourished at 17.2% growth in 2004, and decreased 2.0% in 2005. The decrease in
2005 was partially attributable to the reduction in available rooms at the
Hilton Garden Inn, Hampton Inn Times Square, and Quality Inn, all of which were under major construction. From 2005 to 2006, the competitive set demonstrated further growth with a 15.3% increase in occupancy and a 30.4% increase in revenue per available room.

(2)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE BORROWER. The borrower is Brisam Management (DE) LLC, a Delaware limited liability company and a special purpose entity (the "Holiday Inn Express --
Chelsea Borrower"), controlled by Sam Chang, who is the sponsor of the borrower.
Mr. Chang has experience in all aspects of the lodging industry, including construction, development, operations, renovations, and purchasing. Since 1998,
Mr. Chang has developed more than 60 hotels, as well as other commercial and residential properties.

PROPERTY MANAGEMENT. The Holiday Inn Express -- Chelsea Property is managed by
Hersha Hospitality Management, LP, a Pennsylvania limited partnership, an entity affiliated with the Holiday Inn Express -- Chelsea Borrower.

LOCKBOX. The Holiday Inn Express -- Chelsea Loan requires a hard lockbox and in-place cash management. The Holiday Inn Express -- Chelsea Borrower is required to cause all rents, credit card receivables and other gross revenues to be deposited into an account controlled by the lender within one business day of receipt. Funds on deposit in that account will be swept by the account bank on a daily basis into an account controlled by the lender and will be applied and disbursed in accordance with the loan agreement.

ESCROWS. The following escrows/reserves have been established with respect to the Holiday Inn Express -- Chelsea Loan:

                                ESCROWS/RESERVES

            TYPE:                                 INITIAL   MONTHLY
            -------------------------------------------------------
            Taxes                                   $0      $66,667
            Insurance                               $0      $15,469
            Capital Expenditure / FF&E(1)           $0      $12,592

(1)  Monthly FF&E: The replacement reserve payments for periods 1-14 will equal
     2% of gross revenues for the previous month, 2% of the gross revenues for the first calendar year for periods 15-26, 3% of the gross revenues for the second calendar year for periods 27-38, and 4% of gross revenues for the previous calendar year thereafter.

ADDITIONAL DEBT. Brisam Management LLC, the sole member of the Holiday Inn
Express -- Chelsea Borrower, has incurred mezzanine debt from Hersha Hospitality
Limited Partnership in the amount of $15,000,000 secured by its equity interests in the Holiday Inn Express -- Chelsea Borrower.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MIAMI AIRPORT INDUSTRIAL PARKS

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                  Miami, FL
Property Type                                                         Industrial
Size (Square Feet)                                                       746,189
Percentage Physical Occupancy as of January 4, 2007                        99.4%
Year Built                                                                  1984
Year Renovated                                                              1987
Appraisal Value                                                      $67,000,000
# of Tenants                                                                 193
Average Rent Per Square Foot                                               $8.77
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $6,608,008
Underwritten Total Expenses                                           $2,264,137
Underwritten Net Operating Income (NOI)                               $4,343,871
Underwritten Net Cash Flow (NCF)                                      $4,071,802

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                January 22, 2007
Cut-off Date Principal Balance                                       $53,500,000
Cut-off Date Loan Balance Per Square Foot                                    $72
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4700%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),Def(57),O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               79.9%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.37x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Miami Airport Industrial Parks Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering 11 industrial buildings consisting of industrial space, showroom space and industrial/showroom space located in two Class B business parks located in Miami, Florida (collectively, the "Miami Airport Industrial Parks
Properties"). The Miami Airport Industrial Parks Loan represents approximately
1.2% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Miami Airport Industrial Parks Loan was originated on January 22, 2007, and has a principal balance as of the cut-off date of $53,500,000. The Miami Airport
Industrial Parks Loan has a remaining term of 83 months and a scheduled maturity date of February 8, 2014. The Miami Airport Industrial Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Miami Airport Industrial Parks
Loan is permitted on or after January 8, 2014, without penalty.

THE PROPERTY. The Miami Airport Industrial Parks Loan is secured by 11 industrial buildings located in two Class B business parks, consisting of approximately 746,189 square feet, comprised of industrial space (74.58%), showroom space (18.34%) and industrial/showroom space (7.08%), located in Miami,
Florida. The Miami Airport Industrial Parks Properties are occupied with over
170 tenants, each occupying less than 5% of the total square feet. The buildings were built from 1977-1987.

Miami International Airport Industrial Park. Eight of the eleven buildings are situated at the business park known as the Miami International Airport
Industrial Park and located at 2600-3030 NW 72nd Avenue and 7200-7256 NW 31st
Street. The Miami International Airport Industrial Park is across the street from the cargo entrance to the Miami International Airport. The Miami Airport
Industrial Parks Properties located in this park are improved with eight, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. The buildings have approximate dimensions of 460' in length and 160' in depth for each leg of the "L" and average approximately
62,300 square feet per building.

Milam Industrial Center. Three of the eleven buildings are situated at the business park known as the Milam Industrial Center located at 4400 NW 72nd
Avenue, 4500 NW 73rd Avenue, and 7301 NW 46th Street. The Milam Industrial
Center is located approximately 2 miles from the Miami International Airport
Industrial Park. The Miami Airport Industrial Parks Properties located in the
Milam Industrial Center are improved with three, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. Two of the buildings have approximate dimensions of 500' in length and 220' in depth and average approximately 104,000 square feet per building. The other building has approximate dimensions of 460' in length and 120' in depth.

Some interior units at the Miami Airport Industrial Parks Properties are arranged with showroom or office space in the front and storage, receiving and machine shop or service areas in the rear. The office areas are finished with tenant specific display systems. The storage and machine shop style areas are generally open with no specialty offices or display areas. The warehouse portions of the buildings have clear heights of approximately 20'. The Miami
International Airport Industrial Park portion of the Miami Airport Industrial
Parks Properties is occupied by approximately 139 tenants in spaces ranging from
1,900 to 7,600 square feet. The Milam Industrial Center portion of the Miami
Airport Industrial Parks Properties is occupied by approximately 34 tenants in spaces ranging from 2,000 to almost 9,000 square feet.

Interstate 95 provides primary access to the Miami Airport Industrial Parks
Properties from the east and the Florida Turnpike provides access from the west.
Interstate 95 and the Florida Turnpike are accessible from the Dolphin
Expressway (State Route 836), which extends east and west and is located about
3.5 miles to the west of the Miami Airport Industrial Parks Properties. Locally,
access is provided by NW 7th Street, and Lejeune Road (N. W. 42nd Avenue) and NW
72nd Avenue of Milam Dairy Road.

The following tables present certain information regarding the Miami Airport
Industrial Parks Loan Properties.

                           MAJOR TENANT INFORMATION(1)

                                                                  CREDIT RATING     SQUARE % OF  BASE RENT PER % OF TOTAL    LEASE
TENANT NAME                          PARENT COMPANY         (FITCH/MOODY'S/S&P)(2)   FEET   GLA   SQUARE FOOT  BASE RENT  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Orion Engines          Mitsubishi UFJ Financial Group, Inc.       NR/NR/A-          47,305  6.3%     $6.79         5.0%   6/30/2007
Florida International                                                NR             29,100  3.9       7.12         3.2    6/30/2008
West Michigan                                                        NR             19,400  2.6       6.46         1.9    2/28/2008
Collection 2000                                                      NR             12,150  1.6       5.76         1.0    6/30/2008
FSFG                                                                 NR             11,700  1.6       8.50         1.5    6/30/2007
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                             119,655 16.0%     $6.88        12.7%
----------------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Miami Airport Industrial Parks
     Borrowers' rent roll dated January 4, 2007.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                          LEASE ROLLOVER SCHEDULE(1,2)

                                                                          CUMULATIVE                 CUMULATIVE   CUMULATIVE
               NUMBER OF   SQUARE FEET % OF GLA  BASE RENT    % OF BASE  SQUARE FEET   CUMULATIVE %  BASE RENT  % OF BASE RENT
YEAR       LEASES EXPIRING  EXPIRING   EXPIRING  EXPIRING  RENT EXPIRING   EXPIRING  OF GLA EXPIRING  EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant          NAP            4,600      0.6%  $        0        0.0%       4,600          0.6%     $        0      0.00%
MTM              24           82,180     11.0      822,485       12.7       86,780         11.6         822,485     12.72
2007             76          273,335     36.6    2,574,386       39.8      360,115         48.2       3,396,871     52.52
2008             60          237,397     31.8    1,910,865       29.6      597,512         80.0       5,307,736     82.07
2009             30          127,602     17.1      991,490       15.3      725,114         97.1       6,299,226     97.40
2010              2           16,400      2.2      109,128        1.7      741,514         99.3       6,408,354     99.08
2011              1            4,675      0.6       59,259        0.9      746,189        100.0       6,467,613    100.00
2012              0                0       --           --         --      746,189        100.0       6,467,613    100.00
Thereafter        0               --       --           --         --      746,189        100.0       6,467,613    100.00
---------------------------------------------------------------------
TOTAL           193          746,189    100.0%  $6,467,613      100.0%
---------------------------------------------------------------------

(1)  Based on Information obtained from the Borrower's rent roll dated January
     4, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The Miami Airport Industrial Parks Properties are within 10 minutes of Miami International Airport and within 25 minutes of the Miami central business district. The Miami International Airport is the primary business generator in the area of the Miami Airport Industrial Parks Properties.
The Miami International Airport is the number one airport in the United States for international freight and the number three airport in the United States for total cargo.

The Miami Airport Industrial Parks Properties are located in the Airport/West submarket. Over the past two years, the vacancy in the Airport/West submarket has ranged between 3.8% and 8.7%. In the third quarter 2006, the Airport/West submarket exhibited net absorption of 627,111 square feet, 811,734 square feet in the second quarter of 2006, 77,417 square feet in the first quarter of 2006, and 143,428 square feet in the fourth quarter of 2005.

The Miami Airport Industrial Parks Properties are located within the Miami-Dade
County market. The Miami-Dade County overall industrial vacancy rate as of the third quarter of 2006 was 3.8%. In this market, flex projects experienced a vacancy rate of 4.9% at the end of the second and third quarters 2006, 6.7% at the end of the first quarter 2006, and 6.1% at the end of the fourth quarter
2005. Warehouse projects experienced a vacancy rate of 3.7% at the end of the third quarter 2006, 4.1% at the end of second quarter 2006, 3.7% at the end of the first quarter 2006, and 4.0% at the end of the fourth quarter 2005. The overall Miami-Dade County Industrial market experienced a positive net absorption of approximately 1,057,887 square feet in the third quarter of 2006.

The average quoted asking rental rate for available industrial space was $7.66 per square foot per year at the end of the third quarter 2006 in the Miami-Dade
County market area, up $0.20 per square foot or 2.7% higher than the quoted rental rate average from the end of the second quarter 2006. The average quoted rate within the flex sector was $15.72 per square foot at the end of the third quarter 2006, while warehouse rates stood at $7.24. The overall industrial rental rate increased 5.9% from one year ago in the third quarter 2005 and 2.45%
in the second quarter of 2006. During this same period, the rental rate for flex space has experienced a 23.3% increase and the rental rate for warehouse space has increased an 11% increase.

THE BORROWERS. The borrowers are six tenants in common (collectively, the "Miami
Airport Industrial Parks Borrowers"), each of which is a single purpose entity, five of which are a Delaware limited liability company and one of which is a
Florida limited liability company. These entities are directly and/or indirectly owned by Francis Greenburger, Robert Lapin, West Eighties Equities II LLC, Time
Equities I Limited Partnership #10, 125 Maiden Equities LLC and other individual investors.

The sponsor is Francis Greenburger, who is also the founder, Chairman and CEO of
Time Equities, Inc. Founded in 1966, Time Equities, Inc. ("TEI") has been in the real estate investment, development and asset & property management business for more than 40 years. According to TEI, it currently holds in its own portfolio approximately 19.4 million square feet of residential, industrial, office and retail property.

PROPERTY MANAGEMENT. The property manager for the Miami Airport Industrial Parks
Loan is Americas Property Management Corporation, an unrelated third party that is not affiliated with the Miami Airport Industrial Parks Borrowers. The property manager is a full service commercial property management firm specializing in industrial and flex properties. According to Americas Property
Management Corporation, it was founded in 1995, and is the 5th largest commercial property management firm in South Florida. The company currently manages over 8 million square feet in 22 business parks and free standing buildings.

LOCKBOX. The Miami Airport Industrial Parks Loan requires a hard lockbox and springing cash management. The Miami Airport Industrial Parks Loan documents require the Miami Airport Industrial Parks Borrowers to direct the tenants to pay their rent directly to the lockbox account. Upon a Cash Management Period, payments in the cash collateral account will be applied to debt service and reserves in accordance with the loan documents.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

A "Cash Management Period" will occur in an event of default or upon a Cash
Sweep Event and will end when the event of default no longer exists or a Cash
Sweep Termination Event has occurred.

A "Cash Sweep Event" will occur if the debt service coverage ratio as of the last day of any calendar quarter is less than 1.05:1.00.

A "Cash Sweep Termination Event" means that the debt service coverage ratio has been at least 1.10:1.00 for at least 2 consecutive calendar quarters and no event of default then exists.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extraordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the occurrence of a Cash Sweep Termination Event (as defined above).

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Miami Airport Industrial Parks Loan.

                     ESCROWS/RESERVES

TYPE:                          INITIAL   MONTHLY
------------------------------------------------
Taxes                         $207,322   $69,107
Insurance                     $ 87,353   $43,677
TI/LC Reserve                 $      0   $15,417
Capital Expenditure Reserve   $      0   $ 6,153

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68